Exhibit 99.4

** Notes to Financial Statements were originally prepared and filed on a combined basis with Entergy Corporation, Entergy Arkansas, Inc., Entergy Louisiana, LLC, Entergy Mississippi, Inc., Entergy New Orleans, Inc., Entergy Texas, Inc., and System Energy Resources, Inc. in such registrants’ Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015.

ENTERGY CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1.  COMMITMENTS AND CONTINGENCIES  (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy)

Entergy and the Registrant Subsidiaries are involved in a number of legal, regulatory, and tax proceedings before various courts, regulatory commissions, and governmental agencies in the ordinary course of business.  While management is unable to predict the outcome of such proceedings, management does not believe that the ultimate resolution of these matters will have a material adverse effect on Entergy’s results of operations, cash flows, or financial condition, except as otherwise discussed in the Form 10-K or in this report.  Entergy discusses regulatory proceedings in Note 2 to the financial statements in the Form 10-K and herein and discusses tax proceedings in Note 3 to the financial statements in the Form 10-K and Note 10 to the financial statements herein.

ANO Damage, Outage, and NRC Reviews

See Note 8 to the financial statements in the Form 10-K for a discussion of the ANO stator incident and subsequent NRC reviews.

As discussed in the Form 10-K, in January 2015 the NRC issued its final risk significance determination for the flood barrier violation originally cited in the September 2014 report. The NRC’s final risk significance determination was classified as “yellow with substantial safety significance.” In March 2015 the NRC issued a letter notifying Entergy of its decision to move ANO into the “multiple/repetitive degraded cornerstone column” of the NRC’s reactor oversight process action matrix. Placement into this column will require significant additional NRC inspection activities at the ANO site, including a review of the site’s root cause evaluation associated with the flood barrier and stator issues, an assessment of the effectiveness of the site’s corrective action program, an additional design basis inspection, a safety culture assessment, and possibly other inspection activities consistent with the NRC’s Inspection Procedure. Excluding remediation and response costs that may result from the additional NRC inspection activities, Entergy Arkansas expects to incur incremental costs of approximately $50 million in 2015, of which $18 million had been incurred as of June 30, 2015, and approximately $35 million in 2016 to prepare for the NRC inspection expected to occur in early 2016.

Baxter Wilson Plant Event

See Note 8 to the financial statements in the Form 10-K for a discussion of the Baxter Wilson plant event. During the first quarter 2015, Entergy Mississippi received $27.8 million of previously-accrued insurance proceeds with $12.7 million allocated to capital spending and $15.1 million allocated to operation and maintenance expenses.

Nuclear Fuel Enrichment Contracts

Entergy subsidiaries are parties to two contracts with American Centrifuge Enrichment, LLC (ACE) under which these subsidiaries purchase nuclear fuel enrichment services.  The term of each contract is from 2011 to 2022; however, each contract provided for cancellation of the parties’ purchase and sale obligations for 2016-2022 if, by August 1, 2014, ACE’s planned Advanced Centrifuge Plant was not in commercial operation and ACE did not identify to Entergy’s reasonable satisfaction how it would meet its contractual delivery obligations through output from ACE.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

In August 2014, Entergy sent notice to ACE that the 2016-2022 obligations were canceled by the operation of this contractual provision.  United States Enrichment Corporation (USEC), ACE’s affiliate to which ACE assigned the contracts, has filed a demand for arbitration with the American Arbitration Association, claiming damages of approximately $165 million.  In July 2015 the parties reached an agreement resolving the dispute that resulted in the dismissal of USEC’s claims. The resolution of the dispute does not have a material effect on Entergy’s results of operations, financial position, or cash flows.

Nuclear Insurance

See Note 8 to the financial statements in the Form 10-K for information on nuclear liability and property insurance associated with Entergy’s nuclear power plants.

Conventional Property Insurance

See Note 8 to the financial statements in the Form 10-K for information on Entergy’s non-nuclear property insurance program.

Employment Litigation

See Note 8 to the financial statements in the Form 10-K for information on Entergy’s employment and labor-related proceedings.

Asbestos Litigation (Entergy Gulf States Louisiana, Entergy Louisiana, Entergy New Orleans, and Entergy Texas)

See Note 8 to the financial statements in the Form 10-K for information regarding asbestos litigation at Entergy Gulf States Louisiana, Entergy Louisiana, Entergy New Orleans, and Entergy Texas.

NOTE 2.  RATE AND REGULATORY MATTERS (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy)

Regulatory Assets and Regulatory Liabilities

See Note 2 to the financial statements in the Form 10-K for information regarding regulatory assets and regulatory liabilities in the Utility business presented on the balance sheets of Entergy and the Registrant Subsidiaries.  The following are updates to that discussion.

Fuel and purchased power cost recovery

Entergy Gulf States Louisiana and Entergy Louisiana

In July 2014 the LPSC authorized its staff to initiate an audit of Entergy Gulf States Louisiana’s fuel adjustment clause filings. The audit includes a review of the reasonableness of charges flowed by Entergy Gulf States Louisiana through its fuel adjustment clause for the period from 2010 through 2013. Discovery commenced in July 2015.

In July 2014 the LPSC authorized its staff to initiate an audit of Entergy Louisiana’s fuel adjustment clause filings. The audit includes a review of the reasonableness of charges flowed by Entergy Louisiana through its fuel adjustment clause for the period from 2010 through 2013. Discovery commenced in July 2015.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy Mississippi

Entergy Mississippi had a deferred fuel over-recovery balance of $58.3 million as of May 31, 2015, along with an under-recovery balance of $12.3 million under the power management rider. Pursuant to those tariffs, in July 2015, Entergy Mississippi filed for interim adjustments under both the energy cost recovery rider and the power management rider to flow through to customers the approximately $46 million net over-recovery over a six-month period.

Mississippi Attorney General Complaint

The Mississippi attorney general filed a complaint in state court in December 2008 against Entergy Corporation, Entergy Mississippi, Entergy Services, and Entergy Power alleging, among other things, violations of Mississippi statutes, fraud, and breach of good faith and fair dealing, and requesting an accounting and restitution.  The complaint is wide ranging and relates to tariffs and procedures under which Entergy Mississippi purchases power not generated in Mississippi to meet electricity demand.  Entergy believes the complaint is unfounded.  In December 2008 the defendant Entergy companies removed the Attorney General’s lawsuit to U.S. District Court in Jackson, Mississippi.  The Mississippi attorney general moved to remand the matter to state court.  In August 2012 the District Court issued an opinion denying the Attorney General’s motion for remand, finding that the District Court has subject matter jurisdiction under the Class Action Fairness Act.

The defendant Entergy companies answered the complaint and filed a counterclaim for relief based upon the Mississippi Public Utilities Act and the Federal Power Act.  In May 2009 the defendant Entergy companies filed a motion for judgment on the pleadings asserting grounds of federal preemption, the exclusive jurisdiction of the MPSC, and factual errors in the Attorney General’s complaint.  In September 2012 the District Court heard oral argument on Entergy’s motion for judgment on the pleadings.

In January 2014 the U.S. Supreme Court issued a decision in which it held that cases brought by attorneys general as the sole plaintiff to enforce state laws were not considered “mass actions” under the Class Action Fairness Act, so as to establish federal subject matter jurisdiction. One day later the Attorney General renewed his motion to remand the Entergy case back to state court, citing the U.S. Supreme Court’s decision. The defendant Entergy companies responded to that motion reiterating the additional grounds asserted for federal question jurisdiction, and the District Court held oral argument on the renewed motion to remand in February 2014. In April 2015 the District Court entered an order denying the renewed motion to remand, holding that the District Court has federal question subject matter jurisdiction. The Attorney General appealed to the U.S. Fifth Circuit Court of Appeals the denial of the motion to remand. In July 2015 the Fifth Circuit issued an order denying the appeal, and the Attorney General subsequently filed a petition for rehearing of the request for interlocutory appeal. The case remains pending in federal district court, awaiting a ruling on the Entergy companies’ motion for judgment on the pleadings.

Entergy New Orleans

In February 2015, Entergy New Orleans filed an application with the City Council seeking authorization to enter into a power purchase agreement, subject to certain conditions, with Entergy Gulf States Louisiana to purchase on a life-of-unit basis 20% of the capacity and related energy of the two power blocks of the Union Power Station that Entergy Gulf States Louisiana is seeking to purchase. In the application, Entergy New Orleans sought authorization from the City Council for full and timely cost recovery in rates for all costs associated with the power purchase agreement. In June 2015 the parties filed a settlement agreement regarding the power purchase agreement, and the settlement agreement was approved by a City Council resolution in June 2015. The City Council’s resolution approves, subject to certain conditions, the Union power purchase agreement as prudent and in the public interest and deems the costs of that power purchase agreement as eligible for recovery, with capacity costs being recoverable through a rider and energy-related costs being recoverable through the fuel adjustment clause. Long-term service agreement costs are recoverable through the fuel adjustment clause initially, but are subject to possible realignment to base rates in the next base rate case. The City Council approval also requires Entergy New Orleans to credit customer bills $4.8 million annually once the deactivation of Michoud Units 2 and 3 occurs.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

In July 2015, Entergy Texas, together with other parties, filed a motion with the PUCT to dismiss Entergy Texas’s CCN application to acquire one of the four 495 MW power blocks at the Union Power Station. On July 30, 2015, the PUCT granted the motion to dismiss the CCN case. The power block originally allocated to Entergy Texas will be acquired by Entergy New Orleans, subject to City Council approval and the satisfaction of other conditions to close the transaction. The acquisition by Entergy New Orleans would replace the power purchase agreement with Entergy Gulf States Louisiana that the City Council approved in June 2015. Entergy New Orleans will file an application for authorization to proceed with the acquisition and plans to seek City Council resolution by a date that would support closing the transaction by the end of 2015.

Entergy Texas

In August 2014, Entergy Texas filed an application seeking PUCT approval to implement an interim fuel refund of approximately $24.6 million for over-collected fuel costs incurred during the months of November 2012 through April 2014.  This refund resulted from the net of Entergy Texas’s then current fuel balance, bandwidth remedy payments that Entergy Texas received in May 2014 related to the June - December 2005 period, and bandwidth remedy payments that Entergy Texas made related to calendar year 2013 production costs.   Also in August 2014, Entergy Texas filed an unopposed motion for interim rates to implement this refund for most customers over a two-month period commencing with September 2014.  The PUCT issued its order approving the interim relief in August 2014 and Entergy Texas completed the refunds in October 2014.  Parties intervened in this matter, and all parties agreed that the proceeding should be bifurcated such that the proposed interim refund would become final in a separate proceeding, which refund was approved by the PUCT in March 2015.   In July 2015 certain parties filed briefs in the current proceeding asserting that Entergy Texas should refund to retail customers an additional $10.9 million in bandwidth remedy payments Entergy Texas received related to calendar year 2006 production costs.  The current proceeding is pending.

Retail Rate Proceedings

See Note 2 to the financial statements in the Form 10-K for detailed information regarding retail rate proceedings involving the Utility operating companies.  The following are updates to that information.

Filings with the APSC

In April 2015, Entergy Arkansas filed with the APSC for a general change in rates, charges, and tariffs. The filing notifies the APSC of Entergy Arkansas’s intent to implement a formula rate review mechanism pursuant to Arkansas legislation passed in 2015, and requests a retail rate increase of $268.4 million, with a net increase in revenue of $167 million. The filing requests a 10.2% return on common equity. In May 2015 the APSC issued an order suspending the proposed rates and tariffs filed by Entergy Arkansas and establishing a procedural schedule to complete its investigation of Entergy Arkansas’s application. A public evidentiary hearing is scheduled to begin in January 2016.

Filings with the LPSC

Retail Rates - Gas (Entergy Gulf States Louisiana)

In January 2015, Entergy Gulf States Louisiana filed with the LPSC its gas rate stabilization plan for the test year ended September 30, 2014.  The filing showed an earned return on common equity of 7.20%, which results in a $706 thousand rate increase.  In April 2015 the LPSC issued findings recommending two adjustments to Entergy Gulf States Louisiana’s as-filed results, and an additional recommendation that does not affect current year results. The LPSC staff’s recommended adjustments increase the earned return on equity for the test year to 7.24%. Entergy Gulf States Louisiana accepted the LPSC staff’s recommendations and a revenue increase of $688 thousand will be required as opposed to the $706 thousand requested by Entergy Gulf States Louisiana. The resulting change was implemented with the first billing cycle of May 2015.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Filings with the PUCT

In June 2015, Entergy Texas filed a rate case requesting a $75 million increase in its base rates and rider rates. The rate case reflected a 10.2% return on common equity and was based on calendar year 2014 as the test year including pro forma adjustments to reflect the acquisition of Union Power Station Power Block 1, which is one of four units that comprise the Union Power Station near El Dorado, Arkansas. The rate case also included a limited-term rate case expense rider to recover over a three-year period the deferred rate case expenses associated with this rate case. In July 2015 the PUCT requested briefing on legal and policy issues related to, among other things, the propriety of rate recovery for the Union Power transaction given the uncertainty of the actual closing date of the transaction and the commencement of the rate year, as well as Entergy Texas’s requirement for acceptable rate treatment as a condition to closing the transaction. Also in July 2015, in connection with the requested briefing, the PUCT staff and certain parties filed briefs concluding that Entergy Texas should not be permitted recovery for the Union Power Station purchase in the rate case. In July 2015, Entergy Texas filed its notice of withdrawal of its base rate case and the ALJs in the case dismissed the case from the dockets of the State Office of Administrative Hearings and the PUCT.

Entergy Louisiana and Entergy Gulf States Louisiana Business Combination

As discussed in the Form 10-K, Entergy Louisiana and Entergy Gulf States Louisiana filed an application with the LPSC in September 2014 seeking authorization to undertake the transactions that would result in the combination of Entergy Louisiana and Entergy Gulf States Louisiana into a single public utility. In the application, Entergy Louisiana and Entergy Gulf States Louisiana identified potential benefits, including enhanced economic and customer diversity, enhanced geographic and supply diversity, and greater administrative efficiency. In the initial proceedings with the LPSC, Entergy Louisiana and Entergy Gulf States Louisiana estimated that the business combination could produce up to $128 million in measurable customer benefits including proposed guaranteed customer credits of $97 million in the first ten years.  In April 2015 the LPSC staff and intervenors filed testimony in the LPSC business combination proceeding. The testimony recommended an extensive set of conditions that would be required in order to recommend that the LPSC find that the business combination is in the public interest. The LPSC staff’s primary concern appeared to be potential shifting in fuel costs between legacy Entergy Louisiana and Entergy Gulf States Louisiana customers. In May 2015, Entergy Louisiana and Entergy Gulf States Louisiana filed rebuttal testimony. After the testimony was filed with the LPSC, the parties engaged in settlement discussions that ultimately led to the execution of an uncontested stipulated settlement (“stipulated settlement”), which was filed with the LPSC in July 2015. Through the stipulated settlement, the parties agreed to terms upon which to recommend that the LPSC find that the business combination is in the public interest. The stipulated settlement, which was either joined or unopposed by all parties to the LPSC proceeding, represents a compromise of stakeholder positions and was the result of an extensive period of analysis, discovery, and negotiation. The stipulated settlement provides $107 million in guaranteed customer benefits. Additionally, the combined company will honor the 2013 Entergy Louisiana and Entergy Gulf States Louisiana rate case settlements, including the commitments that (1) there will be no rate increase for legacy Entergy Gulf States Louisiana customers for the 2014 test year, and (2) through the 2016 test year formula rate plan, Entergy Louisiana (as a combined entity) will not raise rates by more than $30 million, net of the $10 million rate increase included in the Entergy Louisiana legacy formula rate plan. The stipulated settlement also describes the process for implementing a fuel tracker mechanism that is designed to address potential effects arising from the shifting of fuel costs between legacy Entergy Louisiana and legacy Entergy Gulf States Louisiana customers as a result of the combination of those companies’ fuel adjustment clauses by reallocating such cost shifts as between customers on an after-the-fact basis. The calculation of the fuel tracker will be submitted annually in a compliance filing. The stipulated settlement also provides that Entergy Gulf States Louisiana and Entergy Louisiana are permitted to defer certain external costs that were incurred to achieve the business combination’s customer benefits. The deferred amount, which shall not exceed $25 million, will be subject to a prudence review and amortized over a 10-year period. A hearing on the stipulated settlement in the LPSC proceeding was held in July 2015. Entergy Louisiana and Entergy Gulf States Louisiana have requested that the LPSC issue its decision regarding the business combination in August 2015.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy Louisiana and Entergy Gulf States Louisiana filed applications with the FERC requesting authorization for the business combination and Entergy Louisiana and Entergy New Orleans filed applications with the FERC requesting authorization of the Algiers asset transfer. The FERC has issued orders authorizing the business combination and the Algiers asset transfer.

Algiers Asset Transfer (Entergy Louisiana and Entergy New Orleans)

As discussed in the Form 10-K, in October 2014 Entergy Louisiana and Entergy New Orleans filed an application with the City Council seeking authorization to undertake a transaction that would result in the transfer from Entergy Louisiana to Entergy New Orleans of certain assets that currently serve Entergy Louisiana’s customers in Algiers. In April 2015 the FERC issued an order approving the Algiers assets transfer. In May 2015 the parties filed a settlement agreement authorizing the Algiers assets transfer and the settlement agreement was approved by a City Council resolution in May 2015. Entergy Louisiana expects to transfer the Algiers assets to Entergy New Orleans in September 2015.

System Agreement Cost Equalization Proceedings

See Note 2 to the financial statements in the Form 10-K for a discussion of the proceedings regarding the System Agreement, including the FERC’s October 2011 order that concluded the FERC did have the authority to order refunds, but decided that it would exercise its equitable discretion and not require refunds for the 20-months period from September 13, 2001 - May 2, 2003. Because the ruling on refunds relied on findings in the interruptible load proceeding, the FERC concluded that the refund ruling will be held in abeyance pending the outcome of the rehearing requests in that proceeding. In March 2015, in light of the December 2014 decision by the D.C. Circuit in the interruptible load proceeding, Entergy filed with the FERC a motion to establish briefing schedule on refund issues and an initial brief addressing refund issues. The initial brief argued that the FERC, in response to the D.C. Circuit decision, should clarify its policy on refunds and find that refunds are not required in this proceeding.

Rough Production Cost Equalization Rates

2007 Rate Filing Based on Calendar Year 2006 Production Costs

See Note 2 to the financial statements in the Form 10-K for a discussion of this proceeding. In March 2015 the D.C. Circuit issued an unpublished order dismissing in part and denying in part the petition for review by the LPSC and denying the petition for review by Entergy.

2008 Rate Filing Based on Calendar Year 2007 Production Costs

See Note 2 to the financial statements in the Form 10-K for a discussion of this proceeding. In April 2015, after issuance of the March 2015 unpublished opinion of the D.C. Circuit related to the 2007 rate proceeding, as discussed above, Entergy filed an unopposed motion for voluntary dismissal of the petition for review of the FERC’s interest determination. In May 2015 the U.S. Supreme Court denied the LPSC’s petition for a writ of certiorari of the Fifth Circuit’s decision.

2009 Rate Filing Based on Calendar Year 2008 Production Costs

See Note 2 to the financial statements in the Form 10-K for a discussion of this proceeding. In May 2015 the U.S. Supreme Court denied the LPSC’s petition for a writ of certiorari of the Fifth Circuit’s decision.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Comprehensive Bandwidth Recalculation for 2007, 2008, and 2009 Rate Filing Proceedings

See Note 2 to the financial statements in the Form 10-K for a discussion of this proceeding. In May 2015 the FERC accepted the 2007 and 2008 comprehensive recalculation compliance filings. As a result, the 2007 and 2008 rate filing proceedings have concluded. The 2009 rate filing proceeding is still pending at FERC.

2011 Rate Filing Based on Calendar Year 2010 Production Costs

See Note 2 to the financial statements in the Form 10-K for a discussion of this proceeding. In May 2015, Entergy filed direct testimony in the consolidated rate filings and the LPSC filed direct testimony concerning its complaint proceeding that is consolidated with the rate filings, challenging certain components of the pending bandwidth calculations for prior years. In July 2015 the parties filed direct and answering testimony. Among other issues with the pending bandwidth calculations, the LPSC challenged the administration of the accounting for joint account sales of energy in the intra-system bill.

2012 Rate Filing Based on Calendar Year 2011 Production Costs

See Note 2 to the financial statements in the Form 10-K for a discussion of this proceeding. In May 2015, Entergy filed direct testimony in the consolidated rate filings and the LPSC filed direct testimony concerning its complaint proceeding that is consolidated with the rate filings, challenging certain components of the pending bandwidth calculations for prior years. In July 2015 the parties filed direct and answering testimony. Among other issues with the pending bandwidth calculations, the LPSC challenged the administration of the accounting for joint account sales of energy in the intra-system bill.

2013 Rate Filing Based on Calendar Year 2012 Production Costs

See Note 2 to the financial statements in the Form 10-K for a discussion of this proceeding. In May 2015, Entergy filed direct testimony in the consolidated rate filings and the LPSC filed direct testimony concerning its complaint proceeding that is consolidated with the rate filings, challenging certain components of the pending bandwidth calculations for prior years. In July 2015 the parties filed direct and answering testimony. Among other issues with the pending bandwidth calculations, the LPSC challenged the administration of the accounting for joint account sales of energy in the intra-system bill.

2014 Rate Filing Based on Calendar Year 2013 Production Costs

See Note 2 to the financial statements in the Form 10-K for a discussion of this proceeding. In May 2015, Entergy filed direct testimony in the consolidated rate filings and the LPSC filed direct testimony concerning its complaint proceeding that is consolidated with the rate filings, challenging certain components of the pending bandwidth calculations for prior years. In July 2015 the parties filed direct and answering testimony. Among other issues with the pending bandwidth calculations, the LPSC challenged the administration of the accounting for joint account sales of energy in the intra-system bill.

2015 Rate Filing Based on Calendar Year 2014 Production Costs

In May 2015, Entergy filed with the FERC the 2015 rates in accordance with the FERC’s orders in the System Agreement proceeding. The filing shows that no payments and receipts are required in 2015 to implement the FERC’s remedy based on calendar year 2014 production costs. Several parties intervened in the proceeding and the LPSC and City Council intervened and filed comments.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Interruptible Load Proceeding

As discussed in the Form 10-K, in May 2013 the LPSC filed a petition for review with the U.S. Court of Appeals for the D.C. Circuit seeking review of FERC prior orders in the interruptible load proceeding that concluded that the FERC would exercise its discretion and not order refunds in this proceeding. In December 2014 the D.C. Circuit issued an order on the LPSC’s appeal and remanded the case back to the FERC. The D.C. Circuit rejected the LPSC’s argument that there is a presumption in favor of refunds, but it held that the FERC had not adequately explained its decision to deny refunds and directed the FERC “to consider the relevant factors and weigh them against one another.” In March 2015, Entergy filed with the FERC a motion to establish a briefing schedule on remand and an initial brief on remand to address the December 2014 decision by the D.C. Circuit. The initial brief on remand argued that the FERC, in response to the D.C. Circuit decision, should clarify its policy on refunds and find that refunds are not required in the interruptible load proceeding.

Storm Cost Recovery Filings with Retail Regulators

Entergy New Orleans

As discussed in the Form 10-K, in January 2015, Entergy New Orleans filed with the City Council an application requesting that the City Council grant a financing order authorizing the securitization of Entergy New Orleans’s storm costs, storm reserves, and issuance costs pursuant to Louisiana Act 64. In April 2015 the City Council’s Utility advisors filed direct testimony recommending that the proposed securitization be approved subject to certain limited modifications, and Entergy New Orleans filed rebuttal testimony later in April 2015. In May 2015 the parties entered into an agreement in principle and the City Council issued a financing order authorizing Entergy New Orleans to issue storm recovery bonds in the aggregate amount of $98.7 million, including $31.8 million for recovery of Entergy New Orleans’s Hurricane Isaac storm recovery costs, including carrying costs, $63.9 million to fund and replenish Entergy New Orleans’s storm reserve, and approximately $3 million for estimated up-front financing costs associated with the securitization. See Note 4 to the financial statements herein for discussion of the issuance of the securitization bonds in July 2015.

Texas Power Price Lawsuit

See Note 2 to the financial statements in the Form 10-K for a discussion of this lawsuit. In May 2015 the Court of Appeals granted plaintiffs’ motion for rehearing, withdrew its prior opinion, and set the case for resubmission in June 2015. In July 2015 the Court of Appeals issued a new opinion again finding that the plaintiffs’ claims fall within the exclusive jurisdiction of the FERC and, therefore, the trial court lacked subject matter jurisdiction over the case. The Court of Appeals ordered that the state district court dismiss all claims against the Entergy defendants.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

NOTE 3.  EQUITY  (Entergy Corporation, Entergy Gulf States Louisiana, and Entergy Louisiana)

Common Stock

Earnings per Share

The following table presents Entergy’s basic and diluted earnings per share calculations included on the consolidated income statements:

	For the Three Months Ended June 30,
	2015			2014
	(In Millions, Except Per Share Data)
Basic earnings per share	Income	Shares	$/share	Income	Shares	$/share
Net income attributable to Entergy Corporation	$148.8	179.5	$0.83	$189.4	179.4	$1.06
Average dilutive effect of:
Stock options		0.2	—		0.2	—
Other equity plans		0.4	—		0.4	(0.01)
Diluted earnings per share	$148.8	180.1	$0.83	$189.4	180.0	$1.05

The number of stock options not included in the calculation of diluted common shares outstanding due to their antidilutive effect was approximately 5.1 million for the three months ended June 30, 2015 and approximately 5.2 million for the three months ended June 30, 2014.

	For the Six Months Ended June 30,
	2015			2014
	(In Millions, Except Per Share Data)
Basic earnings per share	Income	Shares	$/share	Income	Shares	$/share
Net income attributable to Entergy Corporation	$446.9	179.6	$2.49	$590.6	179.1	$3.30
Average dilutive effect of:
Stock options		0.4	(0.01)		0.1	—
Other equity plans		0.3	—		0.3	(0.01)
Diluted earnings per share	$446.9	180.3	$2.48	$590.6	179.5	$3.29

The number of stock options not included in the calculation of diluted common shares outstanding due to their antidilutive effect was approximately 4.3 million for the six months ended June 30, 2015 and approximately 7.4 million for the six months ended June 30, 2014.

Entergy’s stock options and other equity compensation plans are discussed in Note 5 to the financial statements herein and in Note 12 to the financial statements in the Form 10-K.

Treasury Stock

During the six months ended June 30, 2015, Entergy Corporation issued 610,305 shares of its previously repurchased common stock to satisfy stock option exercises, vesting of shares of restricted stock, and other stock-based awards.  During the six months ended June 30, 2015, Entergy Corporation repurchased 325,400 shares of its common stock for a total purchase price of $25.1 million.

Retained Earnings

On July 31, 2015, Entergy Corporation’s Board of Directors declared a common stock dividend of $0.83 per share, payable on September 1, 2015 to holders of record as of August 13, 2015.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Comprehensive Income

Accumulated other comprehensive income (loss) is included in the equity section of the balance sheets of Entergy, Entergy Gulf States Louisiana, and Entergy Louisiana.  The following table presents changes in accumulated other comprehensive income (loss) for Entergy for the three months ended June 30, 2015 by component:

	Cash flow hedges net unrealized gain (loss)	Pension and other postretirement liabilities	Net unrealized investment gain (loss)	Foreign currency translation	Total Accumulated Other Comprehensive Income (Loss)
	(In Thousands)
Beginning balance, March 31, 2015	$68,788	($561,341)	$430,698	$2,118	($59,737)
Other comprehensive income (loss) before reclassifications	88,796	—	(25,108)	667	64,355
Amounts reclassified from accumulated other comprehensive income (loss)	(50,100)	7,438	(8,772)	—	(51,434)
Net other comprehensive income (loss) for the period	38,696	7,438	(33,880)	667	12,921
Ending balance, June 30, 2015	$107,484	($553,903)	$396,818	$2,785	($46,816)

The following table presents changes in accumulated other comprehensive income (loss) for Entergy for the three months ended June 30, 2014 by component:

	Cash flow hedges net unrealized gain (loss)	Pension and other postretirement liabilities	Net unrealized investment gain (loss)	Foreign currency translation	Total Accumulated Other Comprehensive Income (Loss)
	(In Thousands)
Beginning balance, March 31, 2014	($68,023)	($300,919)	$360,245	$3,495	($5,202)
Other comprehensive income (loss) before reclassifications	(7,245)	—	40,807	320	33,882
Amounts reclassified from accumulated other comprehensive income (loss)	501	3,459	(1,572)	—	2,388
Net other comprehensive income (loss) for the period	(6,744)	3,459	39,235	320	36,270
Ending balance, June 30, 2014	($74,767)	($297,460)	$399,480	$3,815	$31,068

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The following table presents changes in accumulated other comprehensive income (loss) for Entergy for the six months ended June 30, 2015 by component:

	Cash flow hedges net unrealized gain (loss)	Pension and other postretirement liabilities	Net unrealized investment gain (loss)	Foreign currency translation	Total Accumulated Other Comprehensive Income (Loss)
	(In Thousands)
Beginning balance, December 31, 2014	$98,118	($569,789)	$426,695	$2,669	($42,307)
Other comprehensive income (loss) before reclassifications	67,900	13	(12,450)	116	55,579
Amounts reclassified from accumulated other comprehensive income (loss)	(58,534)	15,873	(17,427)	—	(60,088)
Net other comprehensive income (loss) for the period	9,366	15,886	(29,877)	116	(4,509)
Ending balance, June 30, 2015	$107,484	($553,903)	$396,818	$2,785	($46,816)

The following table presents changes in accumulated other comprehensive income (loss) for Entergy for the six months ended June 30, 2014 by component:

	Cash flow hedges net unrealized gain (loss)	Pension and other postretirement liabilities	Net unrealized investment gain (loss)	Foreign currency translation	Total Accumulated Other Comprehensive Income (Loss)
	(In Thousands)
Beginning balance, December 31, 2013	($81,777)	($288,223)	$337,256	$3,420	($29,324)
Other comprehensive income (loss) before reclassifications	(120,177)	—	65,530	395	(54,252)
Amounts reclassified from accumulated other comprehensive income (loss)	127,187	(9,237)	(3,306)	—	114,644
Net other comprehensive income (loss) for the period	7,010	(9,237)	62,224	395	60,392
Ending balance, June 30, 2014	($74,767)	($297,460)	$399,480	$3,815	$31,068

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The following table presents changes in accumulated other comprehensive income (loss) for Entergy Gulf States Louisiana and Entergy Louisiana for the three months ended June 30, 2015:

	Pension and Other Postretirement Liabilities
	Entergy Gulf States Louisiana	Entergy Louisiana
	(In Thousands)
Beginning balance March 31, 2015	($52,925)	($25,918)
Amounts reclassified from accumulated other comprehensive income (loss)	438	(26)
Net other comprehensive income (loss) for the period	438	(26)
Ending balance, June 30, 2015	($52,487)	($25,944)

The following table presents changes in accumulated other comprehensive income (loss) for Entergy Gulf States Louisiana and Entergy Louisiana for the three months ended June 30, 2014:

	Pension and Other Postretirement Liabilities
	Entergy Gulf States Louisiana	Entergy Louisiana
	(In Thousands)
Beginning balance March 31, 2014	($28,080)	($9,937)
Amounts reclassified from accumulated other comprehensive income (loss)	137	(287)
Net other comprehensive income (loss) for the period	137	(287)
Ending balance, June 30, 2014	($27,943)	($10,224)

The following table presents changes in accumulated other comprehensive income (loss) for Entergy Gulf States Louisiana and Entergy Louisiana for the six months ended June 30, 2015:

	Pension and Other Postretirement Liabilities
	Entergy Gulf States Louisiana	Entergy Louisiana
	(In Thousands)
Beginning balance, December 31, 2014	($53,347)	($25,876)
Amounts reclassified from accumulated other comprehensive income (loss)	860	(68)
Net other comprehensive income (loss) for the period	860	(68)
Ending balance, June 30, 2015	($52,487)	($25,944)

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The following table presents changes in accumulated other comprehensive income (loss) for Entergy Gulf States Louisiana and Entergy Louisiana for the six months ended June 30, 2014:

	Pension and Other Postretirement Liabilities
	Entergy Gulf States Louisiana	Entergy Louisiana
	(In Thousands)
Beginning balance, December 31, 2013	($28,202)	($9,635)
Amounts reclassified from accumulated other comprehensive income (loss)	259	(589)
Net other comprehensive income (loss) for the period	259	(589)
Ending balance, June 30, 2014	($27,943)	($10,224)

Total reclassifications out of accumulated other comprehensive income (loss) (AOCI) for Entergy for the three months ended June 30, 2015 are as follows:

	Amounts reclassified from AOCI	Income Statement Location
	(In Thousands)
Cash flow hedges net unrealized gain (loss)
Power contracts	$77,587	Competitive business operating revenues
Interest rate swaps	(510)	Miscellaneous - net
Total realized gain (loss) on cash flow hedges	77,077
	(26,977)	Income taxes
Total realized gain (loss) on cash flow hedges (net of tax)	$50,100

Pension and other postretirement liabilities
Amortization of prior-service credit	$5,985	(a)
Amortization of loss	(17,588)	(a)
Total amortization	(11,603)
	4,165	Income taxes
Total amortization (net of tax)	($7,438)

Net unrealized investment gain (loss)
Realized gain (loss)	$17,201	Interest and investment income
	(8,429)	Income taxes
Total realized investment gain (loss) (net of tax)	$8,772

Total reclassifications for the period (net of tax)	$51,434

(a)
These accumulated other comprehensive income (loss) components are included in the computation of net periodic pension and other postretirement cost.  See Note 6 to the financial statements herein for additional details.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Total reclassifications out of accumulated other comprehensive income (loss) (AOCI) for Entergy for the three months ended June 30, 2014 are as follows:

	Amounts reclassified from AOCI	Income Statement Location
	(In Thousands)
Cash flow hedges net unrealized gain (loss)
Power contracts	($672)	Competitive business operating revenues
Interest rate swaps	(99)	Miscellaneous - net
Total realized gain (loss) on cash flow hedges	(771)
	270	Income taxes
Total realized gain (loss) on cash flow hedges (net of tax)	($501)

Pension and other postretirement liabilities
Amortization of prior-service credit	$5,075	(a)
Amortization of loss	(8,970)	(a)
Settlement loss	(1,386)	(a)
Total amortization	(5,281)
	1,822	Income taxes
Total amortization (net of tax)	($3,459)

Net unrealized investment gain (loss)
Realized gain (loss)	$3,083	Interest and investment income
	(1,511)	Income taxes
Total realized investment gain (loss) (net of tax)	$1,572

Total reclassifications for the period (net of tax)	($2,388)

(a)
These accumulated other comprehensive income (loss) components are included in the computation of net periodic pension and other postretirement cost.  See Note 6 to the financial statements herein for additional details.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Total reclassifications out of accumulated other comprehensive income (loss) (AOCI) for Entergy for the six months ended June 30, 2015 are as follows:

	Amounts reclassified from AOCI	Income Statement Location
	(In Thousands)
Cash flow hedges net unrealized gain (loss)
Power contracts	$91,109	Competitive business operating revenues
Interest rate swaps	(1,056)	Miscellaneous - net
Total realized gain (loss) on cash flow hedges	90,053
	(31,519)	Income taxes
Total realized gain (loss) on cash flow hedges (net of tax)	$58,534

Pension and other postretirement liabilities
Amortization of prior-service credit	$11,971	(a)
Amortization of loss	(35,176)	(a)
Total amortization	(23,205)
	7,332	Income taxes
Total amortization (net of tax)	($15,873)

Net unrealized investment gain (loss)
Realized gain (loss)	$34,171	Interest and investment income
	(16,744)	Income taxes
Total realized investment gain (loss) (net of tax)	$17,427

Total reclassifications for the period (net of tax)	$60,088

(a)
These accumulated other comprehensive income (loss) components are included in the computation of net periodic pension and other postretirement cost.  See Note 6 to the financial statements herein for additional details.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Total reclassifications out of accumulated other comprehensive income (loss) (AOCI) for Entergy for the six months ended June 30, 2014 are as follows:

	Amounts reclassified from AOCI	Income Statement Location
	(In Thousands)
Cash flow hedges net unrealized gain (loss)
Power contracts	($195,275)	Competitive business operating revenues
Interest rate swaps	(397)	Miscellaneous - net
Total realized gain (loss) on cash flow hedges	(195,672)
	68,485	Income taxes
Total realized gain (loss) on cash flow hedges (net of tax)	($127,187)

Pension and other postretirement liabilities
Amortization of prior-service credit	$10,153	(a)
Amortization of loss	(17,951)	(a)
Settlement loss	(2,548)	(a)
Total amortization	(10,346)
	19,583	Income taxes
Total amortization (net of tax)	$9,237

Net unrealized investment gain (loss)
Realized gain (loss)	$6,483	Interest and investment income
	(3,177)	Income taxes
Total realized investment gain (loss) (net of tax)	$3,306

Total reclassifications for the period (net of tax)	($114,644)

(a)
These accumulated other comprehensive income (loss) components are included in the computation of net periodic pension and other postretirement cost.  See Note 6 to the financial statements herein for additional details.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Total reclassifications out of accumulated other comprehensive income (loss) (AOCI) for Entergy Gulf States Louisiana and Entergy Louisiana for the three months ended June 30, 2015 are as follows:

	Amounts reclassified from AOCI
	Entergy Gulf States Louisiana	Entergy Louisiana	Income Statement Location
	(In Thousands)
Pension and other postretirement liabilities
Amortization of prior-service credit	$1,021	$845	(a)
Amortization of loss	(1,733)	(802)	(a)
Total amortization	(712)	43
	274	(17)	Income tax expense (benefit)
Total amortization (net of tax)	(438)	26

Total reclassifications for the period (net of tax)	($438)	$26

(a)
These accumulated other comprehensive income (loss) components are included in the computation of net periodic pension and other postretirement cost.  See Note 6 to the financial statements herein for additional details.

Total reclassifications out of accumulated other comprehensive income (loss) (AOCI) for Entergy Gulf States Louisiana and Entergy Louisiana for the three months ended June 30, 2014 are as follows:

	Amounts reclassified from AOCI
	Entergy Gulf States Louisiana	Entergy Louisiana	Income Statement Location
	(In Thousands)
Pension and other postretirement liabilities
Amortization of prior-service credit	$559	$845	(a)
Amortization of loss	(781)	(378)	(a)
Total amortization	(222)	467
	85	(180)	Income tax expense (benefit)
Total amortization (net of tax)	(137)	287

Total reclassifications for the period (net of tax)	($137)	$287

(a)
These accumulated other comprehensive income (loss) components are included in the computation of net periodic pension and other postretirement cost.  See Note 6 to the financial statements herein for additional details.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Total reclassifications out of accumulated other comprehensive income (loss) (AOCI) for Entergy Gulf States Louisiana and Entergy Louisiana for the six months ended June 30, 2015 are as follows:

	Amounts reclassified from AOCI
	Entergy Gulf States Louisiana	Entergy Louisiana	Income Statement Location
	(In Thousands)
Pension and other postretirement liabilities
Amortization of prior-service credit	$2,043	$1,690	(a)
Amortization of loss	(3,466)	(1,604)	(a)
Total amortization	(1,423)	86
	563	(18)	Income tax expense (benefit)
Total amortization (net of tax)	(860)	68

Total reclassifications for the period (net of tax)	($860)	$68

(a)
These accumulated other comprehensive income (loss) components are included in the computation of net periodic pension and other postretirement cost.  See Note 6 to the financial statements herein for additional details.

Total reclassifications out of accumulated other comprehensive income (loss) (AOCI) for Entergy Gulf States Louisiana and Entergy Louisiana for the six months ended June 30, 2014 are as follows:

	Amounts reclassified from AOCI
	Entergy Gulf States Louisiana	Entergy Louisiana	Income Statement Location
	(In Thousands)
Pension and other postretirement liabilities
Amortization of prior-service credit	$1,118	$1,689	(a)
Amortization of loss	(1,563)	(756)	(a)
Total amortization	(445)	933
	186	(344)	Income tax expense (benefit)
Total amortization (net of tax)	(259)	589

Total reclassifications for the period (net of tax)	($259)	$589

(a)
These accumulated other comprehensive income (loss) components are included in the computation of net periodic pension and other postretirement cost.  See Note 6 to the financial statements herein for additional details.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

NOTE 4.  REVOLVING CREDIT FACILITIES, LINES OF CREDIT, SHORT-TERM BORROWINGS, AND LONG-TERM DEBT (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy)

Entergy Corporation has in place a credit facility that has a borrowing capacity of $3.5 billion and expires in March 2019.  Entergy Corporation also has the ability to issue letters of credit against 50% of the total borrowing capacity of the credit facility.  The commitment fee is currently 0.275% of the undrawn commitment amount.  Commitment fees and interest rates on loans under the credit facility can fluctuate depending on the senior unsecured debt ratings of Entergy Corporation.  The weighted average interest rate for the six months ended June 30, 2015 was 1.94% on the drawn portion of the facility.  Following is a summary of the borrowings outstanding and capacity available under the facility as of June 30, 2015.

Capacity	Borrowings	Letters of Credit	Capacity Available
(In Millions)
$3,500	$271	$9	$3,220

Entergy Corporation’s facility requires it to maintain a consolidated debt ratio of 65% or less of its total capitalization.  Entergy is in compliance with this covenant.  If Entergy fails to meet this ratio, or if Entergy Corporation or one of the Utility operating companies (except Entergy New Orleans) defaults on other indebtedness or is in bankruptcy or insolvency proceedings, an acceleration of the facility maturity date may occur.

Entergy Corporation has a commercial paper program with a Board-approved program limit of up to $1.5 billion.  At June 30, 2015, Entergy Corporation had $895 million of commercial paper outstanding.  The weighted-average interest rate for the six months ended June 30, 2015 was 0.89%.

Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, and Entergy Texas each had credit facilities available as of June 30, 2015 as follows:

Company	Expiration Date	Amount of Facility	Interest Rate (a)	Amount Drawn as of June 30, 2015
Entergy Arkansas	April 2016	$20 million (b)	1.69%	$—
Entergy Arkansas	March 2019	$150 million (c)	1.69%	$—
Entergy Gulf States Louisiana	March 2019	$150 million (d)	1.44%	$—
Entergy Louisiana	March 2019	$200 million (e)	1.44%	$—
Entergy Mississippi	May 2016	$37.5 million (f)	1.69%	$—
Entergy Mississippi	May 2016	$35 million (f)	1.69%	$—
Entergy Mississippi	May 2016	$20 million (f)	1.69%	$—
Entergy Mississippi	May 2016	$10 million (f)	1.69%	$—
Entergy New Orleans	November 2015	$25 million	1.94%	$—
Entergy Texas	March 2019	$150 million (g)	1.69%	$—

(a)	The interest rate is the rate as of June 30, 2015 that would most likely apply to outstanding borrowings under the facility.

(b)	Borrowings under the Entergy Arkansas credit facility may be secured by a security interest in its accounts receivable at Entergy Arkansas’s option.

(c)	The credit facility allows Entergy Arkansas to issue letters of credit against 50% of the borrowing capacity of the facility. As of June 30, 2015, no letters of credit were outstanding.

(d)	The credit facility allows Entergy Gulf States Louisiana to issue letters of credit against 50% of the borrowing capacity of the facility. As of June 30, 2015, no letters of credit were outstanding.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

(e)	The credit facility allows Entergy Louisiana to issue letters of credit against 50% of the borrowing capacity of the facility. As of June 30, 2015, $3 million in letters of credit were outstanding.

(f)	Borrowings under the Entergy Mississippi credit facilities may be secured by a security interest in its accounts receivable at Entergy Mississippi’s option.

(g)	The credit facility allows Entergy Texas to issue letters of credit against 50% of the borrowing capacity of the facility. As of June 30, 2015, $1.3 million in letters of credit were outstanding.

The commitment fees on the credit facilities range from 0.125% to 0.275% of the undrawn commitment amount. Each of the credit facilities requires the Registrant Subsidiary borrower to maintain a debt ratio of 65% or less of its total capitalization.  Each Registrant Subsidiary is in compliance with this covenant.

In addition, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, and Entergy Texas each entered into one or more uncommitted standby letter of credit facilities as a means to post collateral to support its obligations related to MISO. Following is a summary of the uncommitted standby letter of credit facilities as of June 30, 2015:

Company	Amount of Uncommitted Facility	Letter of Credit Fee	Letters of Credit Issued as of June 30, 2015 (a)
Entergy Arkansas	$25 million	0.70%	$2 million
Entergy Gulf States Louisiana	$75 million	0.70%	$16.6 million
Entergy Louisiana	$50 million	0.70%	$1 million
Entergy Mississippi	$40 million	0.70%	$6.5 million
Entergy Mississippi	$40 million	1.50%	$—
Entergy New Orleans	$15 million	0.75%	$9.7 million
Entergy Texas	$50 million	0.70%	$14.5 million

(a)	The amount for Entergy Texas includes $0.6 million related to FTR exposure. See Note 8 to the financial statements herein for discussion of FTRs.

The short-term borrowings of the Registrant Subsidiaries are limited to amounts authorized by the FERC.  The current FERC-authorized limits are effective through October 31, 2015.  In addition to borrowings from commercial banks, these companies are authorized under a FERC order to borrow from the Entergy System money pool.  The money pool is an inter-company borrowing arrangement designed to reduce the Utility subsidiaries’ dependence on external short-term borrowings.  Borrowings from the money pool and external short term borrowings combined may not exceed the FERC-authorized limits.  The following are the FERC-authorized limits for short-term borrowings and the outstanding short-term borrowings as of June 30, 2015 (aggregating both money pool and external short-term borrowings) for the Registrant Subsidiaries:

	Authorized	Borrowings
	(In Millions)
Entergy Arkansas	$250	$—
Entergy Gulf States Louisiana	$200	$—
Entergy Louisiana	$250	$—
Entergy Mississippi	$175	$—
Entergy New Orleans	$100	$—
Entergy Texas	$200	$—
System Energy	$200	$—

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy Nuclear Vermont Yankee Credit Facilities

In January 2015, Entergy Nuclear Vermont Yankee entered into a credit facility guaranteed by Entergy Corporation with a borrowing capacity of $60 million which expires in January 2018.  Entergy Nuclear Vermont Yankee does not have the ability to issue letters of credit against this facility. This facility provides working capital to Entergy Nuclear Vermont Yankee for general business purposes including, without limitation, the decommissioning of Entergy Nuclear Vermont Yankee’s nuclear facilities. As of June 30, 2015, no amounts were outstanding under the facility.  The commitment fee is currently 0.25% of the undrawn commitment amount.  The rate as of June 30, 2015 that would most likely apply to outstanding borrowings under the facility was 1.94% on the drawn portion of the facility.

         Also in January 2015, Entergy Nuclear Vermont Yankee entered into an uncommitted credit facility guaranteed by Entergy Corporation with a borrowing capacity of $85 million which expires in January 2018.  Entergy Nuclear Vermont Yankee does not have the ability to issue letters of credit against this facility. This facility provides an additional funding source to Entergy Nuclear Vermont Yankee for general business purposes including, without limitation, the decommissioning of Entergy Nuclear Vermont Yankee’s nuclear facilities.  As of June 30, 2015, no amounts were outstanding under the facility. The rate as of June 30, 2015 that would most likely apply to outstanding borrowings under the facility was 1.94% on the drawn portion of the facility.

Variable Interest Entities (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, and System Energy)

See Note 18 to the financial statements in the Form 10-K for a discussion of the consolidation of the nuclear fuel company variable interest entities (VIE).  The nuclear fuel company variable interest entities have credit facilities and also issue commercial paper to finance the acquisition and ownership of nuclear fuel as follows as of June 30, 2015:

Company	Expiration Date	Amount of Facility	Weighted Average Interest Rate on Borrowings (a)	Amount Outstanding as of June 30, 2015
		(Dollars in Millions)
Entergy Arkansas VIE	June 2016	$85	n/a	$—
Entergy Gulf States Louisiana VIE	June 2016	$100	1.38%	$32.9
Entergy Louisiana VIE	June 2016	$90	1.51%	$7.4
System Energy VIE	June 2016	$125	1.64%	$37.5

(a)
Includes letter of credit fees and bank fronting fees on commercial paper issuances by the nuclear fuel company variable interest entities for Entergy Arkansas, Entergy Louisiana, and System Energy.  The nuclear fuel company variable interest entity for Entergy Gulf States Louisiana does not issue commercial paper, but borrows directly on its bank credit facility.

Amounts outstanding on the Entergy Gulf States Louisiana nuclear fuel company variable interest entity’s credit facility, if any, are included in long-term debt on its balance sheet and commercial paper outstanding for the other nuclear fuel company variable interest entities is classified as a current liability on the respective balance sheets.  The commitment fees on the credit facilities are 0.10% of the undrawn commitment amount for the Entergy Louisiana and Entergy Gulf States Louisiana VIEs and 0.125% of the undrawn commitment amount for the Entergy Arkansas and System Energy VIEs.  Each credit facility requires the respective lessee of nuclear fuel (Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, or Entergy Corporation as guarantor for System Energy) to maintain a consolidated debt ratio of 70% or less of its total capitalization.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The nuclear fuel company variable interest entities had notes payable that are included in debt on the respective balance sheets as of June 30, 2015 as follows:

Company	Description	Amount
Entergy Arkansas VIE	3.23% Series J due July 2016	$55 million
Entergy Arkansas VIE	2.62% Series K due December 2017	$60 million
Entergy Arkansas VIE	3.65% Series L due July 2021	$90 million
Entergy Gulf States Louisiana VIE	3.25% Series Q due July 2017	$75 million
Entergy Gulf States Louisiana VIE	3.38% Series R due August 2020	$70 million
Entergy Louisiana VIE	3.30% Series F due March 2016	$20 million
Entergy Louisiana VIE	3.25% Series G due July 2017	$25 million
Entergy Louisiana VIE	3.92% Series H due February 2021	$40 million
System Energy VIE	4.02% Series H due February 2017	$50 million
System Energy VIE	3.78% Series I due October 2018	$85 million

In accordance with regulatory treatment, interest on the nuclear fuel company variable interest entities’ credit facilities, commercial paper, and long-term notes payable is reported in fuel expense.

Debt Issuances and Redemptions

(Entergy Corporation)

In July 2015, Entergy Corporation issued $650 million of 4.0% Series senior notes due July 2022. Entergy Corporation will use the proceeds to pay, at maturity, its $550 million of 3.625% Series senior notes due September 2015, to repay a portion of its commercial paper outstanding, and to repay borrowings under the Entergy Corporation credit facility.

(Entergy New Orleans)

In May 2015, the City Council issued a financing order authorizing the issuance of securitization bonds to recover Entergy New Orleans’s Hurricane Isaac storm restoration costs of $31.8 million, including carrying costs, the costs of funding and replenishing the storm recovery reserve in the amount of $63.9 million, and approximately $3 million of up-front financing costs associated with the securitization. In July 2015, Entergy New Orleans Storm Recovery Funding I, L.L.C., a company wholly owned and consolidated by Entergy New Orleans, issued $98.7 million of storm cost recovery bonds. The bonds have a coupon of 2.67% and an expected maturity date of June 2024. Although the principal amount is not due until the date given above, Entergy New Orleans Storm Recovery Funding expects to make principal payments on the bonds over the next five years in the amounts of $11.4 million for 2016, $10.6 million for 2017, $11 million for 2018, $11.2 million for 2019, and $11.6 million for 2020. With the proceeds, Entergy New Orleans Storm Recovery Funding purchased from Entergy New Orleans the storm recovery property, which is the right to recover from customers through a storm recovery charge amounts sufficient to service the securitization bonds. The storm recovery property will be reflected as a regulatory asset on the consolidated Entergy New Orleans balance sheet. The creditors of Entergy New Orleans do not have recourse to the assets or revenues of Entergy New Orleans Storm Recovery Funding, including the storm recovery property, and the creditors of Entergy New Orleans Storm Recovery Funding do not have recourse to the assets or revenues of Entergy New Orleans. Entergy New Orleans has no payment obligations to Entergy New Orleans Storm Recovery Funding except to remit storm recovery charge collections.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

(Entergy Texas)

In May 2015, Entergy Texas issued $250 million of 5.15% Series first mortgage bonds due June 2045. Entergy Texas used the proceeds to pay, at maturity, its $200 million of 3.60% Series first mortgage bonds due June 2015 and for general corporate purposes.

(System Energy)

In April 2015, the System Energy nuclear fuel company variable interest entity redeemed, at maturity, its $60 million of 5.33% Series G notes.

In May 2015, System Energy redeemed $35 million of its $216 million of 5.875% Series governmental bonds due in 2022.

Fair Value

The book value and the fair value of long-term debt for Entergy Corporation and the Registrant Subsidiaries as of June 30, 2015 are as follows:

	Book Value of Long-Term Debt	Fair Value of Long-Term Debt (a) (b)
	(In Thousands)
Entergy	$12,886,819	$12,963,574
Entergy Arkansas	$2,664,952	$2,501,634
Entergy Gulf States Louisiana	$1,655,841	$1,722,029
Entergy Louisiana	$3,331,389	$3,360,897
Entergy Mississippi	$1,058,900	$1,086,306
Entergy New Orleans	$225,877	$224,803
Entergy Texas	$1,493,432	$1,627,335
System Energy	$604,533	$573,247

(a)
The values exclude lease obligations of $112 million at Entergy Louisiana and $39 million at System Energy, long-term DOE obligations of $181 million at Entergy Arkansas, and the note payable to NYPA of $81 million at Entergy, and include debt due within one year.

(b)
Fair values are classified as Level 2 in the fair value hierarchy discussed in Note 8 to the financial statements and are based on prices derived from inputs such as benchmark yields and reported trades.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The book value and the fair value of long-term debt for Entergy Corporation and the Registrant Subsidiaries as of December 31, 2014 were as follows:

	Book Value of Long-Term Debt	Fair Value of Long-Term Debt (a) (b)
	(In Thousands)
Entergy	$13,399,484	$13,607,242
Entergy Arkansas	$2,671,343	$2,517,633
Entergy Gulf States Louisiana	$1,622,817	$1,743,143
Entergy Louisiana	$3,356,579	$3,447,404
Entergy Mississippi	$1,058,838	$1,102,741
Entergy New Orleans	$225,866	$226,349
Entergy Texas	$1,478,931	$1,629,124
System Energy	$710,806	$677,475

(a)
The values exclude lease obligations of $128 million at Entergy Louisiana and $51 million at System Energy, long-term DOE obligations of $181 million at Entergy Arkansas, and the note payable to NYPA of $80 million at Entergy, and include debt due within one year.

(b)
Fair values are classified as Level 2 in the fair value hierarchy discussed in Note 8 to the financial statements and are based on prices derived from inputs such as benchmark yields and reported trades.

NOTE 5.  STOCK-BASED COMPENSATION (Entergy Corporation)

Entergy grants stock awards, which are described more fully in Note 12 to the financial statements in the Form 10-K.  Awards under Entergy’s plans generally vest over three years.

Stock Options

Entergy granted 456,100 stock options during the first quarter 2015 with a weighted-average fair value of $11.41 per option.  At June 30, 2015, there are 7,402,520 stock options outstanding with a weighted-average exercise price of $84.18.  The intrinsic value, which has no effect on net income, of the outstanding stock options is calculated by the difference in the weighted average exercise price of the stock options granted and Entergy Corporation’s common stock price as of June 30, 2015.  Because Entergy’s stock price at June 30, 2015 is less than the weighted average exercise price, the aggregate intrinsic value of the stock options outstanding as of June 30, 2015 is zero. The intrinsic value of “in the money” stock options is $8.1 million as of June 30, 2015.

The following table includes financial information for stock options for the three months ended June 30, 2015 and 2014:

	2015	2014
	(In Millions)
Compensation expense included in Entergy’s net income	$1.0	$0.8
Tax benefit recognized in Entergy’s net income	$0.4	$0.3
Compensation cost capitalized as part of fixed assets and inventory	$0.2	$0.1

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The following table includes financial information for stock options for the six months ended June 30, 2015 and 2014:

	2015	2014
	(In Millions)
Compensation expense included in Entergy’s net income	$2.1	$2.1
Tax benefit recognized in Entergy’s net income	$0.8	$0.8
Compensation cost capitalized as part of fixed assets and inventory	$0.4	$0.3

Other Equity Plans

In January 2015 the Board approved and Entergy granted 292,750 restricted stock awards and 156,017 long-term incentive awards under the 2011 Equity Ownership and Long-term Cash Incentive Plan.  The restricted stock awards were made effective as of January 29, 2015 and were valued at $89.90 per share, which was the closing price of Entergy’s common stock on that date.  One-third of the restricted stock awards will vest upon each anniversary of the grant date.  The long-term incentive awards are granted in the form of performance units, which are equal to the cash value of shares of Entergy Corporation at the end of the performance period, which is the last day of the year.  The performance units were made effective as of January 29, 2015 and were valued at $99.02 per share.  Entergy considers various factors, primarily market conditions, in determining the value of the performance units.  Shares of the restricted stock awards have the same dividend and voting rights as other common stock, are considered issued and outstanding shares of Entergy upon vesting, and are expensed ratably over the 3-year vesting period.  Shares of the performance units have the same dividend rights as other common stock, are considered issued and outstanding shares of Entergy upon vesting, and are expensed ratably over the 3-year vesting period.

The following table includes financial information for other equity plans for the three months ended June 30, 2015 and 2014:

	2015	2014
	(In Millions)
Compensation expense included in Entergy’s net income	$8.0	$7.7
Tax benefit recognized in Entergy’s net income	$3.1	$3.0
Compensation cost capitalized as part of fixed assets and inventory	$1.6	$1.2

The following table includes financial information for other equity plans for the six months ended June 30, 2015 and 2014:

	2015	2014
	(In Millions)
Compensation expense included in Entergy’s net income	$16.1	$15.1
Tax benefit recognized in Entergy’s net income	$6.2	$5.9
Compensation cost capitalized as part of fixed assets and inventory	$3.1	$2.3

Entergy Corporation and Subsidiaries
Notes to Financial Statements

NOTE 6.  RETIREMENT AND OTHER POSTRETIREMENT BENEFITS (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy)

Components of Qualified Net Pension Cost

Entergy’s qualified pension cost, including amounts capitalized, for the second quarters of 2015 and 2014, included the following components:

	2015	2014
	(In Thousands)
Service cost - benefits earned during the period	$43,762	$35,109
Interest cost on projected benefit obligation	75,694	72,519
Expected return on assets	(98,655)	(90,366)
Amortization of prior service cost	390	400
Amortization of loss	58,981	36,274
Net pension costs	$80,172	$53,936

Entergy’s qualified pension cost, including amounts capitalized, for the six months ended June 30, 2015 and 2014, included the following components:

	2015	2014
	(In Thousands)
Service cost - benefits earned during the period	$87,524	$70,218
Interest cost on projected benefit obligation	151,388	145,038
Expected return on assets	(197,310)	(180,732)
Amortization of prior service cost	780	800
Amortization of loss	117,962	72,548
Special termination benefit	76	—
Net pension costs	$160,420	$107,872

The Registrant Subsidiaries’ qualified pension cost, including amounts capitalized, for their employees for the second quarters of 2015 and 2014, included the following components:

2015	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Service cost - benefits earned
during the period	$6,661	$3,821	$4,778	$1,982	$849	$1,645	$1,957
Interest cost on projected
benefit obligation	15,471	7,428	9,939	4,502	2,108	4,354	3,493
Expected return on assets	(20,026)	(10,160)	(12,541)	(6,105)	(2,725)	(6,222)	(4,568)
Amortization of loss	13,564	5,775	9,176	3,724	2,013	3,238	3,264
Net pension cost	$15,670	$6,864	$11,352	$4,103	$2,245	$3,015	$4,146

Entergy Corporation and Subsidiaries
Notes to Financial Statements

2014	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Service cost - benefits earned
during the period	$5,023	$2,881	$3,546	$1,523	$666	$1,285	$1,446
Interest cost on projected
benefit obligation	14,884	7,278	9,467	4,318	2,041	4,437	3,390
Expected return on assets	(18,305)	(9,488)	(11,449)	(5,698)	(2,505)	(5,931)	(4,155)
Amortization of loss	8,989	3,981	6,131	2,354	1,449	2,339	2,375
Net pension cost	$10,591	$4,652	$7,695	$2,497	$1,651	$2,130	$3,056

The Registrant Subsidiaries’ qualified pension cost, including amounts capitalized, for their employees for the six months ended June 30, 2015 and 2014, included the following components:

2015	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Service cost - benefits earned
during the period	$13,322	$7,642	$9,556	$3,964	$1,698	$3,290	$3,914
Interest cost on projected
benefit obligation	30,942	14,856	19,878	9,004	4,216	8,708	6,986
Expected return on assets	(40,052)	(20,320)	(25,082)	(12,210)	(5,450)	(12,444)	(9,136)
Amortization of loss	27,128	11,550	18,352	7,448	4,026	6,476	6,528
Net pension cost	$31,340	$13,728	$22,704	$8,206	$4,490	$6,030	$8,292

2014	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Service cost - benefits earned
during the period	$10,046	$5,762	$7,092	$3,046	$1,332	$2,570	$2,892
Interest cost on projected
benefit obligation	29,768	14,556	18,934	8,636	4,082	8,874	6,780
Expected return on assets	(36,610)	(18,976)	(22,898)	(11,396)	(5,010)	(11,862)	(8,310)
Amortization of loss	17,978	7,962	12,262	4,708	2,898	4,678	4,750
Net pension cost	$21,182	$9,304	$15,390	$4,994	$3,302	$4,260	$6,112

Non-Qualified Net Pension Cost

Entergy recognized $4.5 million and $9.1 million in pension cost for its non-qualified pension plans in the second quarters of 2015 and 2014, respectively. Reflected in the pension cost for non-qualified pension plans in the second quarter of 2014 is a $4.8 million settlement charge related to the payment of lump sum benefits out of the plan. Entergy recognized $8.9 million and $19.1 million in pension cost for its non-qualified pension plans for the six months ended June 30, 2015 and 2014, respectively. Reflected in the pension costs for non-qualified pension plans for the six months ended June 30, 2014 is a $10.2 million settlement charge related to the payment of lump sum benefits out of the plan.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The Registrant Subsidiaries recognized the following pension cost for their employees for their non-qualified pension plans in the second quarters of 2015 and 2014:

	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas
	(In Thousands)
Non-qualified pension cost second quarter 2015	$113	$65	$3	$59	$16	$149
Non-qualified pension cost second quarter 2014	$119	$33	$1	$48	$24	$119

The Registrant Subsidiaries recognized the following pension cost for their employees for their non-qualified pension plans for the six months ended June 30, 2015 and 2014:

	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas
	(In Thousands)
Non-qualified pension cost six months ended June 30, 2015	$226	$130	$6	$118	$32	$298
Non-qualified pension cost six months ended June 30, 2014	$280	$66	$2	$96	$47	$244

Reflected in Entergy Arkansas’s non-qualified pension costs in the second quarter 2014 is $11 thousand in settlement charges related to the payment of lump sum benefits out of the plan. Reflected in Entergy Arkansas’s and Entergy Texas’s non-qualified pension costs for the six months ended June 30, 2014 are $62 thousand and $6 thousand, respectively, in settlement charges related to the payment of lump sum benefits out of the plan.

Components of Net Other Postretirement Benefit Cost

Entergy’s other postretirement benefit cost, including amounts capitalized, for the second quarters of 2015 and 2014, included the following components:

	2015	2014
	(In Thousands)
Service cost - benefits earned during the period	$11,326	$10,873
Interest cost on accumulated postretirement benefit obligation (APBO)	17,984	17,960
Expected return on assets	(11,344)	(11,197)
Amortization of prior service credit	(9,320)	(7,898)
Amortization of loss	7,893	2,786
Net other postretirement benefit cost	$16,539	$12,524

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy’s other postretirement benefit cost, including amounts capitalized, for the six months ended June 30, 2015 and 2014, included the following components:

	2015	2014
	(In Thousands)
Service cost - benefits earned during the period	$22,652	$21,746
Interest cost on accumulated postretirement benefit obligation (APBO)	35,968	35,920
Expected return on assets	(22,688)	(22,394)
Amortization of prior service credit	(18,640)	(15,796)
Amortization of loss	15,786	5,572
Net other postretirement benefit cost	$33,078	$25,048

The Registrant Subsidiaries’ other postretirement benefit cost, including amounts capitalized, for their employees for the second quarters of 2015 and 2014, included the following components:

2015	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Service cost - benefits earned
during the period	$1,739	$1,247	$1,227	$507	$205	$500	$470
Interest cost on APBO	3,130	2,062	2,016	859	652	1,342	628
Expected return on assets	(4,798)	—	—	(1,542)	(1,201)	(2,588)	(911)
Amortization of prior service
credit	(610)	(1,022)	(845)	(229)	(177)	(681)	(366)
Amortization of loss	1,339	977	803	215	118	685	300
Net other postretirement
benefit cost	$800	$3,264	$3,201	($190)	($403)	($742)	$121

2014	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Service cost - benefits earned
during the period	$1,489	$1,224	$1,130	$475	$217	$595	$515
Interest cost on APBO	3,065	2,095	2,066	914	701	1,413	653
Expected return on assets	(4,784)	—	—	(1,443)	(1,119)	(2,590)	(932)
Amortization of prior service
credit	(610)	(559)	(844)	(229)	(177)	(325)	(206)
Amortization of loss	317	303	378	37	14	200	111
Net other postretirement
benefit cost	($523)	$3,063	$2,730	($246)	($364)	($707)	$141

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The Registrant Subsidiaries’ other postretirement benefit cost, including amounts capitalized, for their employees for the six months ended June 30, 2015 and 2014, included the following components:

2015	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Service cost - benefits earned
during the period	$3,478	$2,494	$2,454	$1,014	$410	$1,000	$940
Interest cost on APBO	6,260	4,124	4,032	1,718	1,304	2,684	1,256
Expected return on assets	(9,596)	—	—	(3,084)	(2,402)	(5,176)	(1,822)
Amortization of prior service
credit	(1,220)	(2,044)	(1,690)	(458)	(354)	(1,362)	(732)
Amortization of loss	2,678	1,954	1,606	430	236	1,370	600
Net other postretirement
benefit cost	$1,600	$6,528	$6,402	($380)	($806)	($1,484)	$242

2014	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Service cost - benefits earned
during the period	$2,978	$2,448	$2,260	$950	$434	$1,190	$1,030
Interest cost on APBO	6,130	4,190	4,132	1,828	1,402	2,826	1,306
Expected return on assets	(9,568)	—	—	(2,886)	(2,238)	(5,180)	(1,864)
Amortization of prior service
credit	(1,220)	(1,118)	(1,688)	(458)	(354)	(650)	(412)
Amortization of loss	634	606	756	74	28	400	222
Net other postretirement
benefit cost	($1,046)	$6,126	$5,460	($492)	($728)	($1,414)	$282

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Reclassification out of Accumulated Other Comprehensive Income

Entergy and the Registrant Subsidiaries reclassified the following costs out of accumulated other comprehensive income (before taxes and including amounts capitalized) for the second quarters of 2015 and 2014:

2015	Qualified Pension Costs	Other Postretirement Costs	Non-Qualified Pension Costs	Total
	(In Thousands)
Entergy
Amortization of prior service (cost)/credit	($389)	$6,482	($108)	$5,985
Amortization of loss	(12,627)	(4,409)	(552)	(17,588)
	($13,016)	$2,073	($660)	($11,603)
Entergy Gulf States Louisiana
Amortization of prior service (cost)/credit	$—	$1,022	($1)	$1,021
Amortization of loss	(751)	(977)	(5)	(1,733)
	($751)	$45	($6)	($712)
Entergy Louisiana
Amortization of prior service credit	$—	$845	$—	$845
Amortization of loss	—	(802)	—	(802)
	$—	$43	$—	$43

2014	Qualified Pension Costs	Other Postretirement Costs	Non-Qualified Pension Costs	Total
	(In Thousands)
Entergy
Amortization of prior service (cost)/credit	($389)	$5,570	($106)	$5,075
Amortization of loss	(6,734)	(1,673)	(563)	(8,970)
Settlement loss	—	—	(1,386)	(1,386)
	($7,123)	$3,897	($2,055)	($5,281)
Entergy Gulf States Louisiana
Amortization of prior service credit	$—	$559	$—	$559
Amortization of loss	(477)	(303)	(1)	(781)
	($477)	$256	($1)	($222)
Entergy Louisiana
Amortization of prior service credit	$—	$845	$—	$845
Amortization of loss	—	(378)	—	(378)
	$—	$467	$—	$467

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy and the Registrant Subsidiaries reclassified the following costs out of accumulated other comprehensive income (before taxes and including amounts capitalized) for the six months ended June 30, 2015 and 2014:

2015	Qualified Pension Costs	Other Postretirement Costs	Non-Qualified Pension Costs	Total
	(In Thousands)
Entergy
Amortization of prior service (cost)/credit	($778)	$12,964	($215)	$11,971
Amortization of loss	(25,254)	(8,818)	(1,104)	(35,176)
	($26,032)	$4,146	($1,319)	($23,205)
Entergy Gulf States Louisiana
Amortization of prior service (cost)/credit	$—	$2,044	($1)	$2,043
Amortization of loss	(1,502)	(1,954)	(10)	(3,466)
	($1,502)	$90	($11)	($1,423)
Entergy Louisiana
Amortization of prior service credit	$—	$1,690	$—	$1,690
Amortization of loss	—	(1,604)	—	(1,604)
	$—	$86	$—	$86

2014	Qualified Pension Costs	Other Postretirement Costs	Non-Qualified Pension Costs	Total
	(In Thousands)
Entergy
Amortization of prior service (cost)/credit	($778)	$11,141	($210)	$10,153
Amortization of loss	(13,468)	(3,346)	(1,137)	(17,951)
Settlement loss	—	—	(2,548)	(2,548)
	($14,246)	$7,795	($3,895)	($10,346)
Entergy Gulf States Louisiana
Amortization of prior service credit	$—	$1,118	$—	$1,118
Amortization of loss	(955)	(606)	(2)	(1,563)
	($955)	$512	($2)	($445)
Entergy Louisiana
Amortization of prior service credit	$—	$1,689	$—	$1,689
Amortization of loss	—	(756)	—	(756)
	$—	$933	$—	$933

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Employer Contributions

Based on current assumptions, Entergy expects to contribute $396 million to its qualified pension plans in 2015.  As of June 30, 2015, Entergy had contributed $164.2 million to its pension plans.  Based on current assumptions, the Registrant Subsidiaries expect to contribute the following to qualified pension plans for their employees in 2015:

	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas	System Energy
	(In Thousands)
Expected 2015 pension contributions	$92,458	$32,471	$56,986	$22,473	$10,918	$17,167	$20,796
Pension contributions made through June 2015	$38,419	$13,207	$23,579	$9,249	$4,509	$7,042	$8,726
Remaining estimated pension contributions to be made in 2015	$54,039	$19,264	$33,407	$13,224	$6,409	$10,125	$12,070

NOTE 7.  BUSINESS SEGMENT INFORMATION (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy)

Entergy Corporation

Entergy’s reportable segments as of June 30, 2015 are Utility and Entergy Wholesale Commodities.  Utility includes the generation, transmission, distribution, and sale of electric power in portions of Arkansas, Louisiana, Mississippi, and Texas, and natural gas utility service in portions of Louisiana.  Entergy Wholesale Commodities includes the ownership, operation, and decommissioning of nuclear power plants located in the northern United States and the sale of the electric power produced by its operating plants to wholesale customers.  Entergy Wholesale Commodities also includes the ownership of interests in non-nuclear power plants that sell the electric power produced by those plants to wholesale customers.  “All Other” includes the parent company, Entergy Corporation, and other business activity.

Entergy’s segment financial information for the second quarters of 2015 and 2014 is as follows:

	Utility	Entergy Wholesale Commodities*	All Other	Eliminations	Entergy
	(In Thousands)
2015
Operating revenues	$2,273,945	$439,306	$—	($20)	$2,713,231
Income taxes	$117,798	($3,300)	($14,717)	$—	$99,781
Consolidated net income (loss)	$204,035	($3,545)	($14,870)	($31,898)	$153,722
2014
Operating revenues	$2,409,396	$577,891	$726	$8,637	$2,996,650
Income taxes	$122,884	$19,597	($13,738)	$—	$128,743
Consolidated net income (loss)	$212,134	$26,463	($17,614)	($26,702)	$194,281

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy’s segment financial information for the six months ended June 30, 2015 and 2014 is as follows:

	Utility	Entergy Wholesale Commodities*	All Other	Eliminations	Entergy
	(In Thousands)
2015
Operating revenues	$4,551,455	$1,081,896	$—	($30)	$5,633,321
Income taxes	$209,048	$66,891	($25,687)	$—	$250,252
Consolidated net income (loss)	$431,786	$119,887	($31,224)	($63,798)	$456,651
2014
Operating revenues	$4,714,100	$1,490,013	$1,487	($107)	$6,205,493
Income taxes	$237,947	$138,474	($30,712)	$—	$345,709
Consolidated net income (loss)	$417,574	$268,933	($33,076)	($53,097)	$600,334

Businesses marked with * are sometimes referred to as the “competitive businesses.”  Eliminations are primarily intersegment activity. Almost all of Entergy’s goodwill is related to the Utility segment.

Registrant Subsidiaries

Each of the Registrant Subsidiaries has one reportable segment, which is an integrated utility business, except for System Energy, which is an electricity generation business.  Each of the Registrant Subsidiaries’ operations is managed on an integrated basis by that company because of the substantial effect of cost-based rates and regulatory oversight on the business process, cost structures, and operating results.

NOTE 8.  RISK MANAGEMENT AND FAIR VALUES (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy)

Market Risk

In the normal course of business, Entergy is exposed to a number of market risks.  Market risk is the potential loss that Entergy may incur as a result of changes in the market or fair value of a particular commodity or instrument.  All financial and commodity-related instruments, including derivatives, are subject to market risk including commodity price risk, equity price, and interest rate risk.  Entergy uses derivatives primarily to mitigate commodity price risk, particularly power price and fuel price risk.

The Utility has limited exposure to the effects of market risk because it operates primarily under cost-based rate regulation.  To the extent approved by their retail regulators, the Utility operating companies use derivative instruments to hedge the exposure to price volatility inherent in their purchased power, fuel, and gas purchased for resale costs that are recovered from customers.

As a wholesale generator, Entergy Wholesale Commodities’ core business is selling energy, measured in MWh, to its customers.  Entergy Wholesale Commodities enters into forward contracts with its customers and also sells energy and capacity in the day ahead or spot markets.  In addition to its forward physical power and gas contracts, Entergy Wholesale Commodities also uses a combination of financial contracts, including swaps, collars, and options, to mitigate commodity price risk.  When the market price falls, the combination of instruments is expected to settle in gains that offset lower revenue from generation, which results in a more predictable cash flow.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy’s exposure to market risk is determined by a number of factors, including the size, term, composition, and diversification of positions held, as well as market volatility and liquidity.  For instruments such as options, the time period during which the option may be exercised and the relationship between the current market price of the underlying instrument and the option’s contractual strike or exercise price also affects the level of market risk.  A significant factor influencing the overall level of market risk to which Entergy is exposed is its use of hedging techniques to mitigate such risk.  Hedging instruments and volumes are chosen based on ability to mitigate risk associated with future energy and capacity prices; however, other considerations are factored into hedge product and volume decisions including corporate liquidity, corporate credit ratings, counterparty credit risk, hedging costs, firm settlement risk, and product availability in the marketplace.  Entergy manages market risk by actively monitoring compliance with stated risk management policies as well as monitoring the effectiveness of its hedging policies and strategies.  Entergy’s risk management policies limit the amount of total net exposure and rolling net exposure during the stated periods.  These policies, including related risk limits, are regularly assessed to ensure their appropriateness given Entergy’s objectives.

Derivatives

Some derivative instruments are classified as cash flow hedges due to their financial settlement provisions while others are classified as normal purchase/normal sale transactions due to their physical settlement provisions.  Normal purchase/normal sale risk management tools include power purchase and sales agreements, fuel purchase agreements, capacity contracts, and tolling agreements.  Financially-settled cash flow hedges can include natural gas and electricity swaps and options and interest rate swaps.  Entergy may enter into financially-settled swap and option contracts to manage market risk that may or may not be designated as hedging instruments.

Entergy enters into derivatives to manage natural risks inherent in its physical or financial assets or liabilities.  Electricity over-the-counter instruments that financially settle against day-ahead power pool prices are used to manage price exposure for Entergy Wholesale Commodities generation.  The maximum length of time over which Entergy is currently hedging the variability in future cash flows with derivatives for forecasted power transactions at June 30, 2015 is approximately 3 years.  Planned generation currently under contract from Entergy Wholesale Commodities nuclear power plants is 88% for the remainder of 2015, of which approximately 65% is sold under financial derivatives and the remainder under normal purchase/normal sale contracts.  Total planned generation for the remainder of 2015 is 18 TWh.

Entergy may use standardized master netting agreements to help mitigate the credit risk of derivative instruments. These master agreements facilitate the netting of cash flows associated with a single counterparty and may include collateral requirements. Cash, letters of credit, and parental/affiliate guarantees may be obtained as security from counterparties in order to mitigate credit risk. The collateral agreements require a counterparty to post cash or letters of credit in the event an exposure exceeds an established threshold. The threshold represents an unsecured credit limit, which may be supported by a parental/affiliate guaranty, as determined in accordance with Entergy’s credit policy. In addition, collateral agreements allow for termination and liquidity of all positions in the event of a failure or inability to post collateral.

Certain of the agreements to sell the power produced by Entergy Wholesale Commodities power plants contain provisions that require an Entergy subsidiary to provide collateral to secure its obligations when the current market prices exceed the contracted power prices.  The primary form of collateral to satisfy these requirements is an Entergy Corporation guarantee.  As of June 30, 2015, derivative contracts with one counterparty were in a liability position (approximately $5 million total). In addition to the corporate guarantee, $8 million in cash collateral was required to be posted and $20 million was required to be held. As of June 30, 2014, derivative contracts with ten counterparties were in a liability position (approximately $93 million total) and, in addition to the corporate guarantee, $13 million in cash collateral was required to be posted. If the Entergy Corporation credit rating falls below investment grade, the effect of the corporate guarantee is typically ignored and Entergy would have to post collateral equal to the estimated outstanding liability under the contract at the applicable date.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy manages fuel price volatility for its Louisiana jurisdictions (Entergy Gulf States Louisiana, Entergy Louisiana, and Entergy New Orleans) and Entergy Mississippi through the purchase of short-term natural gas swaps that financially settle against NYMEX futures.  These swaps are marked-to-market through fuel expense with offsetting regulatory assets or liabilities.  All benefits or costs of the program are recorded in fuel costs.  The notional volumes of these swaps are based on a portion of projected annual exposure to gas for electric generation and projected winter purchases for gas distribution at Entergy Gulf States Louisiana and Entergy New Orleans.  The total volume of natural gas swaps outstanding as of June 30, 2015 is 27,620,000 MMBtu for Entergy, 10,870,000 MMBtu for Entergy Gulf States Louisiana, 11,820,000 MMBtu for Entergy Louisiana, 4,630,000 MMBtu for Entergy Mississippi, and 300,000 MMBtu for Entergy New Orleans. Credit support for these natural gas swaps is covered by master agreements that do not require collateralization based on mark-to-market value, but do carry adequate assurance language that may lead to collateralization requests.

During the second quarter 2015, Entergy participated in the annual FTR auction process for the MISO planning year of June 1, 2015 through May 31, 2016. FTRs are derivative instruments which represent economic hedges of future congestion charges that will be incurred in serving Entergy’s customer load. They are not designated as hedging instruments. Entergy initially records FTRs at their estimated fair value and subsequently adjusts the carrying value to their estimated fair value at the end of each accounting period prior to settlement. Unrealized gains or losses on FTRs held by Entergy Wholesale Commodities are included in operating revenues. The Utility operating companies recognize regulatory liabilities or assets for unrealized gains or losses on FTRs. The total volume of FTRs outstanding as of June 30, 2015 is 106,735 GWh for Entergy, including 21,817 GWh for Entergy Arkansas, 19,918 GWh for Entergy Gulf States Louisiana, 27,839 GWh for Entergy Louisiana, 15,560 GWh for Entergy Mississippi, 7,718 GWh for Entergy New Orleans, and 11,647 GWh for Entergy Texas. Credit support for FTRs held by the Utility operating companies is covered by cash and/or letters of credit issued by each Utility operating company as required by MISO. Credit support for FTRs held by Entergy Wholesale Commodities is covered by cash.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The fair values of Entergy’s derivative instruments in the consolidated balance sheet as of June 30, 2015 are shown in the table below.  Certain investments, including those not designated as hedging instruments, are subject to master netting arrangements and are presented in the balance sheet on a net basis in accordance with accounting guidance for derivatives and hedging.

Instrument	Balance Sheet Location	Fair Value (a)	Offset (b)	Net (c) (d)	Business
		(In Millions)
Derivatives designated as hedging instruments
Assets:
Electricity swaps and options	Prepayments and other (current portion)	$160	($49)	$111	Entergy Wholesale Commodities
Electricity swaps and options	Other deferred debits and other assets (non-current portion)	$47	$—	$47	Entergy Wholesale Commodities
Liabilities:
Electricity swaps and options	Other current liabilities (current portion)	$10	($10)	$—	Entergy Wholesale Commodities
Derivatives not designated as hedging instruments
Assets:
Electricity swaps and options	Prepayments and other (current portion)	$62	($11)	$51	Entergy Wholesale Commodities
FTRs	Prepayments and other	$68	($1)	$67	Utility and Entergy Wholesale Commodities
Liabilities:
Electricity swaps and options	Other current liabilities(current portion)	$54	($49)	$5	Entergy Wholesale Commodities
Natural gas swaps	Other current liabilities	$9	$—	$9	Utility

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The fair values of Entergy’s derivative instruments in the consolidated balance sheet as of December 31, 2014 are shown in the table below.  Certain investments, including those not designated as hedging instruments, are subject to master netting arrangements and are presented in the balance sheet on a net basis in accordance with accounting guidance for derivatives and hedging.

Instrument	Balance Sheet Location	Fair Value (a)	Offset (b)	Net (c) (d)	Business
		(In Millions)
Derivatives designated as hedging instruments
Assets:
Electricity swaps and options	Prepayments and other (current portion)	$149	($53)	$96	Entergy Wholesale Commodities
Electricity swaps and options	Other deferred debits and other assets (non-current portion)	$48	$—	$48	Entergy Wholesale Commodities
Liabilities:
Electricity swaps and options	Other current liabilities (current portion)	$24	($24)	$—	Entergy Wholesale Commodities
Derivatives not designated as hedging instruments
Assets:
Electricity swaps and options	Prepayments and other (current portion)	$97	($25)	$72	Entergy Wholesale Commodities
Electricity swaps and options	Other deferred debits and other assets (non-current portion)	$9	($8)	$1	Entergy Wholesale Commodities
FTRs	Prepayments and other	$50	($3)	$47	Utility and Entergy Wholesale Commodities
Liabilities:
Electricity swaps and options	Other current liabilities (current portion)	$57	($55)	$2	Entergy Wholesale Commodities
Electricity swaps and options	Other non-current liabilities (non-current portion)	$8	($8)	$—	Entergy Wholesale Commodities
Natural gas swaps	Other current liabilities	$20	$—	$20	Utility

(a)	Represents the gross amounts of recognized assets/liabilities

(b)	Represents the netting of fair value balances with the same counterparty

(c)	Represents the net amounts of assets /liabilities presented on the Entergy Consolidated Balance Sheets

(d)
Excludes cash collateral in the amounts of $7 million posted and $19 million held as of June 30, 2015 and $25 million held as of December 31, 2014. Also excludes letters of credit in the amount of $1 million posted and $1 million held as of June 30, 2015.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The effect of Entergy’s derivative instruments designated as cash flow hedges on the consolidated income statements for the three months ended June 30, 2015 and 2014 is as follows:

Instrument	Amount of gain (loss) recognized in other comprehensive income	Income Statement location	Amount of gain reclassified from AOCI into income (a)
	(In Millions)		(In Millions)
2015
Electricity swaps and options	$137	Competitive businesses operating revenues	$78

2014
Electricity swaps and options	($11)	Competitive businesses operating revenues	($1)

(a)    Before taxes of $27 million for the three months ended June 30, 2015

The effect of Entergy’s derivative instruments designated as cash flow hedges on the consolidated income statements for the six months ended June 30, 2015 and 2014 is as follows:

Instrument	Amount of gain (loss) recognized in other comprehensive income	Income Statement location	Amount of gain (loss) reclassified from AOCI into income (a)
	(In Millions)		(In Millions)
2015
Electricity swaps and options	$105	Competitive businesses operating revenues	$91

2014
Electricity swaps and options	($185)	Competitive businesses operating revenues	($195)

(a)	Before taxes (benefit) of $32 million and ($68) million for the six months ended June 30, 2015 and 2014, respectively

At each reporting period, Entergy measures its hedges for ineffectiveness. Any ineffectiveness is recognized in earnings during the period. The ineffective portion of cash flow hedges is recorded in competitive business operating revenues. The change in fair value of Entergy’s cash flow hedges due to ineffectiveness during the three months ended June 30, 2015 and 2014 was $2 million and $0.8 million, respectively. The change in fair value of Entergy’s cash flow hedges due to ineffectiveness during the six months ended June 30, 2015 and 2014 was $1 million and $1.8 million, respectively.

Based on market prices as of June 30, 2015, unrealized gains (losses) recorded in AOCI on cash flow hedges relating to power sales totaled $170 million of net unrealized gains (losses).  Approximately $131 million is expected to be reclassified from AOCI to operating revenues in the next twelve months.  The actual amount reclassified from AOCI, however, could vary due to future changes in market prices.

Entergy may effectively liquidate a cash flow hedge instrument by entering into a contract offsetting the original hedge, and then de-designating the original hedge in this situation.  Gains or losses accumulated in other comprehensive

Entergy Corporation and Subsidiaries
Notes to Financial Statements

income prior to de-designation continue to be deferred in other comprehensive income until they are included in income as the original hedged transaction occurs. From the point of de-designation, the gains or losses on the original hedge and the offsetting contract are recorded as assets or liabilities on the balance sheet and offset as they flow through to earnings.

The effect of Entergy’s derivative instruments not designated as hedging instruments on the consolidated income statements for the three months ended June 30, 2015 and 2014 is as follows:

Instrument	Amount of loss recognized in AOCI	Income Statement location		Amount of gain (loss) recorded in the income statement
	(In Millions)			(In Millions)
2015
Natural gas swaps	—	Fuel, fuel-related expenses, and gas purchased for resale	(a)	$3
FTRs	—	Purchased power expense	(b)	$46
Electricity swaps and options de-designated as hedged items	($3)	Competitive business operating revenues		($5)

2014
Natural gas swaps	—	Fuel, fuel-related expenses, and gas purchased for resale	(a)	$4
FTRs	—	Purchased power expense	(b)	$89
Electricity swaps and options de-designated as hedged items	($14)	Competitive business operating revenues		$4

The effect of Entergy’s derivative instruments not designated as hedging instruments on the consolidated income statements for the six months ended June 30, 2015 and 2014 is as follows:

Instrument	Amount of gain recognized in AOCI	Income Statement location		Amount of gain (loss) recorded in the income statement
	(In Millions)			(In Millions)
2015
Natural gas swaps	—	Fuel, fuel-related expenses, and gas purchased for resale	(a)	($16)
FTRs	—	Purchased power expense	(b)	$79
Electricity swaps and options de-designated as hedged items	$1	Competitive business operating revenues		($39)

2014
Natural gas swaps	—	Fuel, fuel-related expenses, and gas purchased for resale	(a)	$21
FTRs	—	Purchased power expense	(b)	$135
Electricity swaps and options de-designated as hedged items	$7	Competitive business operating revenues		$25

Entergy Corporation and Subsidiaries
Notes to Financial Statements

(a)
Due to regulatory treatment, the natural gas swaps are marked-to-market through fuel, fuel-related expenses, and gas purchased for resale and then such amounts are simultaneously reversed and recorded as an offsetting regulatory asset or liability.  The gains or losses recorded as fuel expenses when the swaps are settled are recovered or refunded through fuel cost recovery mechanisms.

(b)
Due to regulatory treatment, the changes in the estimated fair value of FTRs for the Utility operating companies are recorded through purchased power expense and then such amounts are simultaneously reversed and recorded as an offsetting regulatory asset or liability.  The gains or losses are recorded as purchased power expense when the FTRs for the Utility operating companies settle and are recovered or refunded through fuel cost recovery mechanisms.

The fair values of the Registrant Subsidiaries’ derivative instruments not designated as hedging instruments on their balance sheets as of June 30, 2015 are as follows:

Instrument	Balance Sheet Location	Fair Value (a)	Registrant
		(In Millions)
Assets:
FTRs	Prepayments and other	$9.1	Entergy Arkansas
FTRs	Prepayments and other	$17.8	Entergy Gulf States Louisiana
FTRs	Prepayments and other	$19.5	Entergy Louisiana
FTRs	Prepayments and other	$4.9	Entergy Mississippi
FTRs	Prepayments and other	$6.7	Entergy New Orleans
FTRs	Prepayments and other	$7.9	Entergy Texas

Liabilities:
Natural gas swaps	Other current liabilities	$3.2	Entergy Gulf States Louisiana
Natural gas swaps	Other current liabilities	$3.8	Entergy Louisiana
Natural gas swaps	Other current liabilities	$1.5	Entergy Mississippi

The fair values of the Registrant Subsidiaries’ derivative instruments not designated as hedging instruments on their balance sheets as of December 31, 2014 are as follows:

Instrument	Balance Sheet Location	Fair Value (a)	Registrant
		(In Millions)
Assets:
FTRs	Prepayments and other	$0.7	Entergy Arkansas
FTRs	Prepayments and other	$14.4	Entergy Gulf States Louisiana
FTRs	Prepayments and other	$11.1	Entergy Louisiana
FTRs	Prepayments and other	$3.4	Entergy Mississippi
FTRs	Prepayments and other	$4.1	Entergy New Orleans
FTRs	Prepayments and other	$12.3	Entergy Texas

Liabilities:
Natural gas swaps	Other current liabilities	$8.2	Entergy Gulf States Louisiana
Natural gas swaps	Other current liabilities	$7.6	Entergy Louisiana
Natural gas swaps	Other current liabilities	$2.8	Entergy Mississippi
Natural gas swaps	Other current liabilities	$0.9	Entergy New Orleans

(a)	Excludes letters of credit in the amount of $0.6 million posted by Entergy Texas as of June 30, 2015. No cash collateral was required to be posted as of June 30, 2015 and December 31, 2014.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The effects of the Registrant Subsidiaries’ derivative instruments not designated as hedging instruments on their income statements for the three months ended June 30, 2015 and 2014 are as follows:

Instrument	Income Statement Location	Amount of gain recorded in the income statement	Registrant
		(In Millions)
2015
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	$0.7	Entergy Gulf States Louisiana
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	$1.8	Entergy Louisiana
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	$0.6	Entergy Mississippi

FTRs	Purchased power expense	$19.6	Entergy Arkansas
FTRs	Purchased power expense	$8.7	Entergy Gulf States Louisiana
FTRs	Purchased power expense	$8.6	Entergy Louisiana
FTRs	Purchased power expense	$3.9	Entergy Mississippi
FTRs	Purchased power expense	$4.5	Entergy New Orleans
FTRs	Purchased power expense	$1.2	Entergy Texas

2014
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	$1.4	Entergy Gulf States Louisiana
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	$2.2	Entergy Louisiana
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	$0.6	Entergy Mississippi

FTRs	Purchased power expense	$6.7	Entergy Arkansas
FTRs	Purchased power expense	$26.1	Entergy Gulf States Louisiana
FTRs	Purchased power expense	$12.4	Entergy Louisiana
FTRs	Purchased power expense	$4.5	Entergy Mississippi
FTRs	Purchased power expense	$3.3	Entergy New Orleans
FTRs	Purchased power expense	$33.4	Entergy Texas

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The effects of the Registrant Subsidiaries’ derivative instruments not designated as hedging instruments on their income statements for the six months ended June 30, 2015 and 2014 are as follows:

Instrument	Income Statement Location	Amount of gain (loss) recorded in the income statement	Registrant
		(In Millions)
2015
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	($7.2)	Entergy Gulf States Louisiana
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	($6.3)	Entergy Louisiana
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	($2.4)	Entergy Mississippi
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	($0.5)	Entergy New Orleans

FTRs	Purchased power expense	$34.7	Entergy Arkansas
FTRs	Purchased power expense	$16.1	Entergy Gulf States Louisiana
FTRs	Purchased power expense	$15.6	Entergy Louisiana
FTRs	Purchased power expense	$7.2	Entergy Mississippi
FTRs	Purchased power expense	$6.0	Entergy New Orleans
FTRs	Purchased power expense	($0.2)	Entergy Texas

2014
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	$8.2	Entergy Gulf States Louisiana
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	$10.2	Entergy Louisiana
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	$2.2	Entergy Mississippi
Natural gas swaps	Fuel, fuel-related expenses, and gas purchased for resale	$0.7	Entergy New Orleans

FTRs	Purchased power expense	$11.8	Entergy Arkansas
FTRs	Purchased power expense	$35.1	Entergy Gulf States Louisiana
FTRs	Purchased power expense	$20.4	Entergy Louisiana
FTRs	Purchased power expense	$12.3	Entergy Mississippi
FTRs	Purchased power expense	$6.3	Entergy New Orleans
FTRs	Purchased power expense	$46.2	Entergy Texas

Fair Values

The estimated fair values of Entergy’s financial instruments and derivatives are determined using historical prices, bid prices, market quotes, and financial modeling.  Considerable judgment is required in developing the estimates of fair value.  Therefore, estimates are not necessarily indicative of the amounts that Entergy could realize in a current market exchange.  Gains or losses realized on financial instruments other than those instruments held by the Entergy Wholesale Commodities business are reflected in future rates and therefore do not affect net income. Entergy considers

Entergy Corporation and Subsidiaries
Notes to Financial Statements

the carrying amounts of most financial instruments classified as current assets and liabilities to be a reasonable estimate of their fair value because of the short maturity of these instruments.

Accounting standards define fair value as an exit price, or the price that would be received to sell an asset or the amount that would be paid to transfer a liability in an orderly transaction between knowledgeable market participants at the date of measurement.  Entergy and the Registrant Subsidiaries use assumptions or market input data that market participants would use in pricing assets or liabilities at fair value.  The inputs can be readily observable, corroborated by market data, or generally unobservable.  Entergy and the Registrant Subsidiaries endeavor to use the best available information to determine fair value.

Accounting standards establish a fair value hierarchy that prioritizes the inputs used to measure fair value.  The hierarchy establishes the highest priority for unadjusted market quotes in an active market for the identical asset or liability and the lowest priority for unobservable inputs.  The three levels of the fair value hierarchy are:

•
Level 1 - Level 1 inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the entity has the ability to access at the measurement date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.  Level 1 primarily consists of individually owned common stocks, cash equivalents (temporary cash investments, securitization recovery trust account, and escrow accounts), debt instruments, and gas hedge contracts.  Cash equivalents includes all unrestricted highly liquid debt instruments with an original maturity of three months or less at the date of purchase.

•
Level 2 - Level 2 inputs are inputs other than quoted prices included in Level 1 that are, either directly or indirectly, observable for the asset or liability at the measurement date.  Assets are valued based on prices derived by independent third parties that use inputs such as benchmark yields, reported trades, broker/dealer quotes, and issuer spreads.  Prices are reviewed and can be challenged with the independent parties and/or overridden by Entergy if it is believed such would be more reflective of fair value.  Level 2 inputs include the following:

-    quoted prices for similar assets or liabilities in active markets;
-    quoted prices for identical assets or liabilities in inactive markets;
-    inputs other than quoted prices that are observable for the asset or liability; or

-	inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 2 consists primarily of individually-owned debt instruments or shares in common trusts.  Common trust funds are stated at estimated fair value based on the fair market value of the underlying investments.

•
Level 3 - Level 3 inputs are pricing inputs that are generally less observable or unobservable from objective sources.  These inputs are used with internally developed methodologies to produce management’s best estimate of fair value for the asset or liability.  Level 3 consists primarily of FTRs and derivative power contracts used as cash flow hedges of power sales at merchant power plants.

The values for power contract assets or liabilities are based on both observable inputs including public market prices and interest rates, and unobservable inputs such as implied volatilities, unit contingent discounts, expected basis differences, and credit adjusted counterparty interest rates.  They are classified as Level 3 assets and liabilities.  The valuations of these assets and liabilities are performed by the Entergy Wholesale Commodities Risk Control group and the Entergy Wholesale Commodities Accounting Policy and External Reporting group.  The primary functions of the Entergy Wholesale Commodities Risk Control group include: gathering, validating and reporting market data, providing market risk analyses and valuations in support of Entergy Wholesale Commodities’ commercial transactions, developing and administering protocols for the management of market risks, and implementing and maintaining controls around changes to market data in the energy trading and risk management system.  The Risk Control group is also

Entergy Corporation and Subsidiaries
Notes to Financial Statements

responsible for managing the energy trading and risk management system, forecasting revenues, forward positions and analysis.  The Entergy Wholesale Commodities Accounting Policy and External Reporting group performs functions related to market and counterparty settlements, revenue reporting and analysis and financial accounting. The Entergy Wholesale Commodities Risk Control group reports to the Vice President and Treasurer while the Entergy Wholesale Commodities Accounting Policy and External Reporting group reports to the Vice President, Accounting Policy and External Reporting.

The amounts reflected as the fair value of electricity swaps are based on the estimated amount that the contracts are in-the-money at the balance sheet date (treated as an asset) or out-of-the-money at the balance sheet date (treated as a liability) and would equal the estimated amount receivable to or payable by Entergy if the contracts were settled at that date.  These derivative contracts include cash flow hedges that swap fixed for floating cash flows for sales of the output from the Entergy Wholesale Commodities business.  The fair values are based on the mark-to-market comparison between the fixed contract prices and the floating prices determined each period from quoted forward power market prices.  The differences between the fixed price in the swap contract and these market-related prices multiplied by the volume specified in the contract and discounted at the counterparties’ credit adjusted risk free rate are recorded as derivative contract assets or liabilities.  For contracts that have unit contingent terms, a further discount is applied based on the historical relationship between contract and market prices for similar contract terms.

The amounts reflected as the fair values of electricity options are valued based on a Black Scholes model, and are calculated at the end of each month for accounting purposes.  Inputs to the valuation include end of day forward market prices for the period when the transactions will settle, implied volatilities based on market volatilities provided by a third party data aggregator, and US Treasury rates for a risk-free return rate.  As described further below, prices and implied volatilities are reviewed and can be adjusted if it is determined that there is a better representation of fair value.

On a daily basis, Entergy Wholesale Commodities Risk Control group calculates the mark-to-market for electricity swaps and options.  Entergy Wholesale Commodities Risk Control group also validates forward market prices by comparing them to other sources of forward market prices or to settlement prices of actual market transactions.  Significant differences are analyzed and potentially adjusted based on these other sources of forward market prices or settlement prices of actual market transactions.  Implied volatilities used to value options are also validated using actual counterparty quotes for Entergy Wholesale Commodities transactions when available, and uses multiple sources of market implied volatilities.  Moreover, on at least a monthly basis, the Office of Corporate Risk Oversight confirms the mark-to-market calculations and prepares price scenarios and credit downgrade scenario analysis.  The scenario analysis is communicated to senior management within Entergy and within Entergy Wholesale Commodities.  Finally, for all proposed derivative transactions, an analysis is completed to assess the risk of adding the proposed derivative to Entergy Wholesale Commodities’ portfolio.  In particular, the credit and liquidity effects are calculated for this analysis.  This analysis is communicated to senior management within Entergy and Entergy Wholesale Commodities.

The values of FTRs are based on unobservable inputs, including estimates of future congestion costs in MISO between applicable generation and load pricing nodes based on prices published by MISO.  They are classified as Level 3 assets and liabilities.  The valuations of these assets and liabilities are performed by the Entergy Wholesale Commodities Risk Control group for the unregulated business and by the System Planning and Operations Risk Control group for the Utility operating companies.  Entergy’s Accounting Policy group reviews these valuations for reasonableness, with the assistance of others within the organization with knowledge of the various inputs and assumptions used in the valuation. The System Planning and Operations Risk Control group reports to the Vice President and Treasurer.  The Accounting Policy group reports to the Vice President, Accounting Policy and External Reporting.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The following tables set forth, by level within the fair value hierarchy, Entergy’s assets and liabilities that are accounted for at fair value on a recurring basis as of June 30, 2015 and December 31, 2014.  The assessment of the significance of a particular input to a fair value measurement requires judgment and may affect their placement within the fair value hierarchy levels.

2015	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$850	$—	$—	$850
Decommissioning trust funds (a):
Equity securities	478	2,796	—	3,274
Debt securities	891	1,224	—	2,115
Power contracts	—	—	209	209
Securitization recovery trust account	38	—	—	38
Escrow accounts	366	—	—	366
FTRs	—	—	67	67
	$2,623	$4,020	$276	$6,919
Liabilities:
Power contracts	$—	$—	$5	$5
Gas hedge contracts	9	—	—	9
	$9	$—	$5	$14

2014	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$1,291	$—	$—	$1,291
Decommissioning trust funds (a):
Equity securities	452	2,834	—	3,286
Debt securities	880	1,205	—	2,085
Power contracts	—	—	217	217
Securitization recovery trust account	44	—	—	44
Escrow accounts	362	—	—	362
FTRs	—	—	47	47
	$3,029	$4,039	$264	$7,332
Liabilities:
Power contracts	$—	$—	$2	$2
Gas hedge contracts	20	—	—	20
	$20	$—	$2	$22

(a)
The decommissioning trust funds hold equity and fixed income securities. Equity securities are held to approximate the returns of major market indices.  Fixed income investments are held in various governmental and corporate securities.  See Note 9 to the financial statements herein for additional information on the investment portfolios.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The following table sets forth a reconciliation of changes in the net assets (liabilities) for the fair value of derivatives classified as Level 3 in the fair value hierarchy for the three months ended June 30, 2015 and 2014:

	2015		2014
	Power Contracts	FTRs	Power Contracts	FTRs
	(In Millions)
Balance as of April 1,	$145	$15	($86)	$25
Total gains (losses) for the period (a)
Included in earnings	22	—	6	—
Included in OCI	131	—	(57)	—
Included as a regulatory liability/asset	—	18	—	86
Issuances of FTRs	—	80	—	121
Purchases	4	—	3	—
Settlements	(98)	(46)	46	(88)
Balance as of June 30,	$204	$67	($88)	$144

(a)
Change in unrealized gains or losses for the period included in earnings for derivatives held at the end of the reporting period is ($1) million for the three months ended June 30, 2015 and $34 million for the three months ended June 30, 2014

The following table sets forth a reconciliation of changes in the net assets (liabilities) for the fair value of derivatives classified as Level 3 in the fair value hierarchy for the six months ended June 30, 2015 and 2014:

	2015		2014
	Power Contracts	FTRs	Power Contracts	FTRs
	(In Millions)
Balance as of January 1,	$215	$47	($133)	$34
Total gains (losses) for the period (a)
Included in earnings	(13)	(1)	27	—
Included in OCI	105	—	(219)	—
Included as a regulatory liability/asset	—	20	—	123
Issuances of FTRs	—	80	—	121
Purchases	14	—	8	—
Settlements	(117)	(79)	229	(134)
Balance as of June 30,	$204	$67	($88)	$144

(a)
Change in unrealized gains or losses for the period included in earnings for derivatives held at the end of the reporting period is ($7) million for the six months ended June 30, 2015 and $86 million for the six months ended June 30, 2014

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The following table sets forth a description of the types of transactions classified as Level 3 in the fair value hierarchy and significant unobservable inputs to each which cause that classification as of June 30, 2015:

Transaction Type	Fair Value as of June 30, 2015	Significant Unobservable Inputs	Range from Average %		Effect on Fair Value
	(In Millions)				(In Millions)
Electricity swaps	$135	Unit contingent discount	+/-	3%	$8
Electricity options	$69	Implied volatility	+/-	63%	$40

The following table sets forth an analysis of each of the types of unobservable inputs impacting the fair value of items classified as Level 3 within the fair value hierarchy, and the sensitivity to changes to those inputs:

Significant Unobservable Input	Transaction Type	Position	Change to Input	Effect on Fair Value
Unit contingent discount	Electricity swaps	Sell	Increase (Decrease)	Decrease (Increase)
Implied volatility	Electricity options	Sell	Increase (Decrease)	Increase (Decrease)
Implied volatility	Electricity options	Buy	Increase (Decrease)	Increase (Decrease)

The following table sets forth, by level within the fair value hierarchy, the Registrant Subsidiaries’ assets that are accounted for at fair value on a recurring basis as of June 30, 2015 and December 31, 2014.  The assessment of the significance of a particular input to a fair value measurement requires judgment and may affect its placement within the fair value hierarchy levels.

Entergy Arkansas

2015	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$90.6	$—	$—	$90.6
Decommissioning trust funds (a):
Equity securities	2.8	472.3	—	475.1
Debt securities	104.9	196.7	—	301.6
Securitization recovery trust account	4.2	—	—	4.2
Escrow accounts	12.2	—	—	12.2
FTRs	—	—	9.1	9.1
	$214.7	$669.0	$9.1	$892.8

2014	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$208.0	$—	$—	$208.0
Decommissioning trust funds (a):
Equity securities	7.2	480.1	—	487.3
Debt securities	72.2	210.4	—	282.6
Securitization recovery trust account	4.1	—	—	4.1
Escrow accounts	12.2	—	—	12.2
FTRs	—	—	0.7	0.7
	$303.7	$690.5	$0.7	$994.9

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy Gulf States Louisiana

2015	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$77.3	$—	$—	$77.3
Decommissioning trust funds (a):
Equity securities	12.3	391.0	—	403.3
Debt securities	77.3	164.0	—	241.3
Escrow accounts	90.1	—	—	90.1
FTRs	—	—	17.8	17.8
	$257.0	$555.0	$17.8	$829.8

Liabilities:
Gas hedge contracts	$3.2	$—	$—	$3.2

2014	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$109.6	$—	$—	$109.6
Decommissioning trust funds (a):
Equity securities	10.5	385.4	—	395.9
Debt securities	81.9	159.9	—	241.8
Escrow accounts	90.1	—	—	90.1
FTRs	—	—	14.4	14.4
	$292.1	$545.3	$14.4	$851.8

Liabilities:
Gas hedge contracts	$8.2	$—	$—	$8.2

Entergy Louisiana

2015	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$215.3	$—	$—	$215.3
Decommissioning trust funds (a):
Equity securities	5.1	238.4	—	243.5
Debt securities	67.7	79.0	—	146.7
Escrow accounts	200.1	—	—	200.1
Securitization recovery trust account	3.1	—	—	3.1
FTRs	—	—	19.5	19.5
	$491.3	$317.4	$19.5	$828.2

Liabilities:
Gas hedge contracts	$3.8	$—	$—	$3.8

Entergy Corporation and Subsidiaries
Notes to Financial Statements

2014	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$157.1	$—	$—	$157.1
Decommissioning trust funds (a):
Equity securities	4.8	234.8	—	239.6
Debt securities	68.7	75.3	—	144.0
Escrow accounts	200.1	—	—	200.1
Securitization recovery trust account	3.1	—	—	3.1
FTRs	—	—	11.1	11.1
	$433.8	$310.1	$11.1	$755.0

Liabilities:
Gas hedge contracts	$7.6	$—	$—	$7.6

Entergy Mississippi

2015	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$113.3	$—	$—	$113.3
Escrow accounts	41.8	—	—	41.8
FTRs	—	—	4.9	4.9
	$155.1	$—	$4.9	$160.0

Liabilities:
Gas hedge contracts	$1.5	$—	$—	$1.5

2014	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$60.4	$—	$—	$60.4
Escrow accounts	41.8	—	—	41.8
FTRs	—	—	3.4	3.4
	$102.2	$—	$3.4	$105.6

Liabilities:
Gas hedge contracts	$2.8	$—	$—	$2.8

Entergy New Orleans

2015	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$28.5	$—	$—	$28.5
Escrow accounts	21.6	—	—	21.6
FTRs	—	—	6.7	6.7
	$50.1	$—	$6.7	$56.8

Entergy Corporation and Subsidiaries
Notes to Financial Statements

2014	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$41.4	$—	$—	$41.4
Escrow accounts	18.0	—	—	18.0
FTRs	—	—	4.1	4.1
	$59.4	$—	$4.1	$63.5

Liabilities:
Gas hedge contracts	$0.9	$—	$—	$0.9

Entergy Texas

2015	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$33.1	$—	$—	$33.1
Securitization recovery trust account	30.5	—	—	30.5
FTRs	—	—	7.9	7.9
	$63.6	$—	$7.9	$71.5

2014	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$28.7	$—	$—	$28.7
Securitization recovery trust account	37.2	—	—	37.2
FTRs	—	—	12.3	12.3
	$65.9	$—	$12.3	$78.2

System Energy

2015	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$110.1	$—	$—	$110.1
Decommissioning trust funds (a):
Equity securities	4.7	429.1	—	433.8
Debt securities	206.6	56.9	—	263.5
	$321.4	$486.0	$—	$807.4

2014	Level 1	Level 2	Level 3	Total
	(In Millions)
Assets:
Temporary cash investments	$222.4	$—	$—	$222.4
Decommissioning trust funds (a):
Equity securities	2.0	422.5	—	424.5
Debt securities	194.2	61.1	—	255.3
	$418.6	$483.6	$—	$902.2

Entergy Corporation and Subsidiaries
Notes to Financial Statements

(a)
The decommissioning trust funds hold equity and fixed income securities. Equity securities are held to approximate the returns of major market indices.  Fixed income investments are held in various governmental and corporate securities.  See Note 9 to the financial statements herein for additional information on the investment portfolios.

The following table sets forth a reconciliation of changes in the net assets (liabilities) for the fair value of derivatives classified as Level 3 in the fair value hierarchy for the three months ended June 30, 2015.

	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas
	(In Millions)
Balance as of April 1,	$0.6	$5.0	$3.8	$0.9	$1.4	$3.4
Issuances of FTRs	7.0	26.7	21.5	5.4	7.3	11.4
Gains (losses) included as a regulatory liability/asset	21.1	(5.2)	2.8	2.5	2.5	(5.7)
Settlements	(19.6)	(8.7)	(8.6)	(3.9)	(4.5)	(1.2)
Balance as of June 30,	$9.1	$17.8	$19.5	$4.9	$6.7	$7.9

The following table sets forth a reconciliation of changes in the net assets (liabilities) for the fair value of derivatives classified as Level 3 in the fair value hierarchy for the three months ended June 30, 2014.

	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas
	(In Millions)
Balance as of April 1,	$2.7	$5.4	$3.0	$4.8	$1.0	$7.4
Issuances of FTRs	4.2	37.3	21.5	15.2	8.3	33.2
Gains (losses) included as a regulatory liability/asset	2.8	30.6	11.5	(2.8)	2.5	40.6
Settlements	(6.7)	(26.1)	(12.4)	(4.5)	(3.3)	(33.4)
Balance as of June 30,	$3.0	$47.2	$23.6	$12.7	$8.5	$47.8

The following table sets forth a reconciliation of changes in the net assets (liabilities) for the fair value of derivatives classified as Level 3 in the fair value hierarchy for the six months ended June 30, 2015.

	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas
	(In Millions)
Balance as of January 1,	$0.7	$14.4	$11.1	$3.4	$4.1	$12.3
Issuances of FTRs	7.0	26.7	21.5	5.4	7.3	11.4
Gains (losses) included as a regulatory liability/asset	36.1	(7.2)	2.5	3.3	1.3	(16.0)
Settlements	(34.7)	(16.1)	(15.6)	(7.2)	(6.0)	0.2
Balance as of June 30,	$9.1	$17.8	$19.5	$4.9	$6.7	$7.9

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The following table sets forth a reconciliation of changes in the net assets (liabilities) for the fair value of derivatives classified as Level 3 in the fair value hierarchy for the six months ended June 30, 2014.

	Entergy Arkansas	Entergy Gulf States Louisiana	Entergy Louisiana	Entergy Mississippi	Entergy New Orleans	Entergy Texas
	(In Millions)
Balance as of January 1,	$—	$6.7	$5.7	$1.0	$2.0	$18.4
Issuances of FTRs	4.2	37.3	21.5	15.2	8.3	33.2
Gains (losses) included as a regulatory liability/asset	10.6	38.3	16.8	8.8	4.5	42.4
Settlements	(11.8)	(35.1)	(20.4)	(12.3)	(6.3)	(46.2)
Balance as of June 30,	$3.0	$47.2	$23.6	$12.7	$8.5	$47.8

NOTE 9.  DECOMMISSIONING TRUST FUNDS (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, and System Energy)

Entergy holds debt and equity securities, classified as available-for-sale, in nuclear decommissioning trust accounts.  The NRC requires Entergy subsidiaries to maintain trusts to fund the costs of decommissioning ANO 1, ANO 2, River Bend, Waterford 3, Grand Gulf, Pilgrim, Indian Point 1 and 2, Vermont Yankee, and Palisades (NYPA currently retains the decommissioning trusts and liabilities for Indian Point 3 and FitzPatrick).  The funds are invested primarily in equity securities, fixed-rate debt securities, and cash and cash equivalents.

Entergy records decommissioning trust funds on the balance sheet at their fair value.  Because of the ability of the Registrant Subsidiaries to recover decommissioning costs in rates and in accordance with the regulatory treatment for decommissioning trust funds, the Registrant Subsidiaries have recorded an offsetting amount of unrealized gains/(losses) on investment securities in other regulatory liabilities/assets.  For the 30% interest in River Bend formerly owned by Cajun, Entergy Gulf States Louisiana has recorded an offsetting amount of unrealized gains/(losses) in other deferred credits.  Decommissioning trust funds for Pilgrim, Indian Point 1 and 2, Vermont Yankee, and Palisades do not meet the criteria for regulatory accounting treatment.  Accordingly, unrealized gains recorded on the assets in these trust funds are recognized in the accumulated other comprehensive income component of shareholders’ equity because these assets are classified as available-for-sale.  Unrealized losses (where cost exceeds fair market value) on the assets in these trust funds are also recorded in the accumulated other comprehensive income component of shareholders’ equity unless the unrealized loss is other than temporary and therefore recorded in earnings.  Generally, Entergy records realized gains and losses on its debt and equity securities using the specific identification method to determine the cost basis of its securities.

The securities held as of June 30, 2015 and December 31, 2014 are summarized as follows:

	Fair Value	Total Unrealized Gains	Total Unrealized Losses
	(In Millions)
2015
Equity Securities	$3,274	$1,482	$1
Debt Securities	2,115	51	18
Total	$5,389	$1,533	$19

Entergy Corporation and Subsidiaries
Notes to Financial Statements

	Fair Value	Total Unrealized Gains	Total Unrealized Losses
	(In Millions)
2014
Equity Securities	$3,286	$1,513	$1
Debt Securities	2,085	76	6
Total	$5,371	$1,589	$7

Deferred taxes on unrealized gains/(losses) are recorded in other comprehensive income for the decommissioning trusts which do not meet the criteria for regulatory accounting treatment as described above. Unrealized gains/(losses) above are reported before deferred taxes of $369 million and $396 million as of June 30, 2015 and December 31, 2014, respectively.  The amortized cost of debt securities was $2,096 million as of June 30, 2015 and $2,019 million as of December 31, 2014.  As of June 30, 2015, the debt securities have an average coupon rate of approximately 3.33%, an average duration of approximately 5.84 years, and an average maturity of approximately 8.82 years.  The equity securities are generally held in funds that are designed to approximate or somewhat exceed the return of the Standard & Poor’s 500 Index.  A relatively small percentage of the equity securities are held in funds intended to replicate the return of the Wilshire 4500 Index or the Russell 3000 Index.

The fair value and gross unrealized losses of available-for-sale equity and debt securities, summarized by investment type and length of time that the securities have been in a continuous loss position, are as follows as of June 30, 2015:

	Equity Securities		Debt Securities
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Millions)
Less than 12 months	$24	$1	$689	$15
More than 12 months	—	—	76	3
Total	$24	$1	$765	$18

The fair value and gross unrealized losses of available-for-sale equity and debt securities, summarized by investment type and length of time that the securities have been in a continuous loss position, are as follows as of December 31, 2014:

	Equity Securities		Debt Securities
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Millions)
Less than 12 months	$9	$1	$277	$2
More than 12 months	—	—	163	4
Total	$9	$1	$440	$6

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The fair value of debt securities, summarized by contractual maturities, as of June 30, 2015 and December 31, 2014 are as follows:

	2015	2014
	(In Millions)
less than 1 year	$64	$94
1 year - 5 years	792	783
5 years - 10 years	693	681
10 years - 15 years	174	173
15 years - 20 years	68	79
20 years+	324	275
Total	$2,115	$2,085

During the three months ended June 30, 2015 and 2014, proceeds from the dispositions of securities amounted to $456 million and $445 million, respectively.  During the three months ended June 30, 2015 and 2014, gross gains of $19 million and $6 million, respectively, and gross losses of $1 million and $1 million, respectively, were reclassified out of other comprehensive income or other regulatory liabilities/assets into earnings.

During the six months ended June 30, 2015 and 2014, proceeds from the dispositions of securities amounted to $949 million and $982 million, respectively.  During the six months ended June 30, 2015 and 2014, gross gains of $45 million and $12 million, respectively, and gross losses of $3 million and $3 million, respectively, were reclassified out of other comprehensive income or other regulatory liabilities/assets into earnings.

Entergy Arkansas

Entergy Arkansas holds debt and equity securities, classified as available-for-sale, in nuclear decommissioning trust accounts.  The securities held as of June 30, 2015 and December 31, 2014 are summarized as follows:

	Fair Value	Total Unrealized Gains	Total Unrealized Losses
	(In Millions)
2015
Equity Securities	$475.1	$246.3	$—
Debt Securities	301.6	4.6	2.1
Total	$776.7	$250.9	$2.1

2014
Equity Securities	$487.3	$248.9	$—
Debt Securities	282.6	6.2	1.1
Total	$769.9	$255.1	$1.1

The amortized cost of debt securities was $299.1 million as of June 30, 2015 and $277.4 million as of December 31, 2014.  As of June 30, 2015, the debt securities have an average coupon rate of approximately 2.45%, an average duration of approximately 5.33 years, and an average maturity of approximately 6.28 years.  The equity securities are generally held in funds that are designed to approximate the return of the Standard & Poor’s 500 Index.  A relatively small percentage of the equity securities are held in funds intended to replicate the return of the Wilshire 4500 Index.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The fair value and gross unrealized losses of available-for-sale equity and debt securities, summarized by investment type and length of time that the securities have been in a continuous loss position, are as follows as of June 30, 2015:

	Equity Securities		Debt Securities
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Millions)
Less than 12 months	$1.2	$—	$96.8	$1.6
More than 12 months	—	—	18.9	0.5
Total	$1.2	$—	$115.7	$2.1

The fair value and gross unrealized losses of available-for-sale equity and debt securities, summarized by investment type and length of time that the securities have been in a continuous loss position, are as follows as of December 31, 2014:

	Equity Securities		Debt Securities
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Millions)
Less than 12 months	$0.1	$—	$56.5	$0.3
More than 12 months	—	—	34.8	0.8
Total	$0.1	$—	$91.3	$1.1

The fair value of debt securities, summarized by contractual maturities, as of June 30, 2015 and December 31, 2014 are as follows:

	2015	2014
	(In Millions)
less than 1 year	$6.0	$14.9
1 year - 5 years	138.4	127.3
5 years - 10 years	135.9	128.2
10 years - 15 years	2.5	1.7
15 years - 20 years	1.0	1.0
20 years+	17.8	9.5
Total	$301.6	$282.6

During the three months ended June 30, 2015 and 2014, proceeds from the dispositions of securities amounted to $64.9 million and $25 million, respectively.  During the three months ended June 30, 2015 and 2014, gross gains of $0.3 million and $0.3 million, respectively, and gross losses of $0.02 million and $0.1 million, respectively were reclassified out of other regulatory liabilities/assets into earnings.

During the six months ended June 30, 2015 and 2014, proceeds from the dispositions of securities amounted to $146.8 million and $70.3 million, respectively.  During the six months ended June 30, 2015 and 2014, gross gains of $5.4 million and $0.4 million, respectively, and gross losses of $0.02 million and $0.3 million, respectively were reclassified out of other regulatory liabilities/assets into earnings.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

Entergy Gulf States Louisiana

Entergy Gulf States Louisiana holds debt and equity securities, classified as available-for-sale, in nuclear decommissioning trust accounts.  The securities held as of June 30, 2015 and December 31, 2014 are summarized as follows:

	Fair Value	Total Unrealized Gains	Total Unrealized Losses
	(In Millions)
2015
Equity Securities	$403.3	$178.7	$—
Debt Securities	241.3	7.7	1.7
Total	$644.6	$186.4	$1.7

2014
Equity Securities	$395.9	$177.6	$—
Debt Securities	241.8	11.9	0.3
Total	$637.7	$189.5	$0.3

The amortized cost of debt securities was $239.8 million as of June 30, 2015 and $231.5 million as of December 31, 2014.  As of June 30, 2015, the debt securities have an average coupon rate of approximately 4.53%, an average duration of approximately 5.79 years, and an average maturity of approximately 10.93 years.  The equity securities are generally held in funds that are designed to approximate the return of the Standard & Poor’s 500 Index.  A relatively small percentage of the equity securities are held in funds intended to replicate the return of the Wilshire 4500 Index.

The fair value and gross unrealized losses of available-for-sale equity and debt securities, summarized by investment type and length of time that the securities have been in a continuous loss position, are as follows as of June 30, 2015:

	Equity Securities		Debt Securities
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Millions)
Less than 12 months	$2.5	$—	$79.0	$1.6
More than 12 months	—	—	2.1	0.1
Total	$2.5	$—	$81.1	$1.7

The fair value and gross unrealized losses of available-for-sale equity and debt securities, summarized by investment type and length of time that the securities have been in a continuous loss position, are as follows as of December 31, 2014:

	Equity Securities		Debt Securities
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Millions)
Less than 12 months	$0.1	$—	$14.0	$0.1
More than 12 months	—	—	15.0	0.2
Total	$0.1	$—	$29.0	$0.3

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The fair value of debt securities, summarized by contractual maturities, as of June 30, 2015 and December 31, 2014 are as follows:

	2015	2014
	(In Millions)
less than 1 year	$4.1	$6.4
1 year - 5 years	71.4	59.8
5 years - 10 years	60.6	68.3
10 years - 15 years	42.0	43.6
15 years - 20 years	12.0	14.8
20 years+	51.2	48.9
Total	$241.3	$241.8

During the three months ended June 30, 2015 and 2014, proceeds from the dispositions of securities amounted to $31.7 million and $45.1 million, respectively.  During the three months ended June 30, 2015 and 2014, gross gains of $0.1 million and $0.5 million, respectively, and gross losses of $0.2 million and $0.1 million, respectively, were reclassified out of other regulatory liabilities/assets into earnings.

During the six months ended June 30, 2015 and 2014, proceeds from the dispositions of securities amounted to $53.4 million and $75.4 million, respectively.  During the six months ended June 30, 2015 and 2014, gross gains of $1.4 million and $0.7 million, respectively, and gross losses of $0.2 million and $0.2 million, respectively, were reclassified out of other regulatory liabilities/assets into earnings.

Entergy Louisiana

Entergy Louisiana holds debt and equity securities, classified as available-for-sale, in nuclear decommissioning trust accounts.  The securities held as of June 30, 2015 and December 31, 2014 are summarized as follows:

	Fair Value	Total Unrealized Gains	Total Unrealized Losses
	(In Millions)
2015
Equity Securities	$243.5	$117.5	$—
Debt Securities	146.7	5.2	0.8
Total	$390.2	$122.7	$0.8

2014
Equity Securities	$239.6	$116.7	$—
Debt Securities	144.0	6.9	0.4
Total	$383.6	$123.6	$0.4

The amortized cost of debt securities was $142.2 million as of June 30, 2015 and $137.9 million as of December 31, 2014.  As of June 30, 2015, the debt securities have an average coupon rate of approximately 2.93%, an average duration of approximately 5.12 years, and an average maturity of approximately 8.07 years.  The equity securities are generally held in funds that are designed to approximate the return of the Standard & Poor’s 500 Index.  A relatively small percentage of the equity securities are held in funds intended to replicate the return of the Wilshire 4500 Index.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The fair value and gross unrealized losses of available-for-sale equity and debt securities, summarized by investment type and length of time that the securities have been in a continuous loss position, are as follows as of June 30, 2015:

	Equity Securities		Debt Securities
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Millions)
Less than 12 months	$1.0	$—	$32.1	$0.6
More than 12 months	—	—	5.7	0.2
Total	$1.0	$—	$37.8	$0.8

The fair value and gross unrealized losses of available-for-sale equity and debt securities, summarized by investment type and length of time that the securities have been in a continuous loss position, are as follows as of December 31, 2014:

	Equity Securities		Debt Securities
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Millions)
Less than 12 months	$0.1	$—	$19.1	$0.1
More than 12 months	—	—	12.1	0.3
Total	$0.1	$—	$31.2	$0.4

The fair value of debt securities, summarized by contractual maturities, as of June 30, 2015 and December 31, 2014 are as follows:

	2015	2014
	(In Millions)
less than 1 year	$9.8	$5.6
1 year - 5 years	54.9	58.2
5 years - 10 years	44.4	44.2
10 years - 15 years	9.8	7.3
15 years - 20 years	9.4	9.4
20 years+	18.4	19.3
Total	$146.7	$144.0

During the three months ended June 30, 2015 and 2014, proceeds from the dispositions of securities amounted to $7.9 million and $11.6 million, respectively.  During the three months ended June 30, 2015 and 2014, gross gains of $0.1 million and $0.05 million, respectively, and gross losses of $6.7 thousand and $0.2 thousand, respectively, were reclassified out of other regulatory liabilities/assets into earnings.

During the six months ended June 30, 2015 and 2014, proceeds from the dispositions of securities amounted to $11.8 million and $29.7 million, respectively.  During the six months ended June 30, 2015 and 2014, gross gains of $0.1 million and $0.2 million, respectively, and gross losses of $11.6 thousand and $4.1 thousand, respectively, were reclassified out of other regulatory liabilities/assets into earnings.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

System Energy

System Energy holds debt and equity securities, classified as available-for-sale, in nuclear decommissioning trust accounts.  The securities held as of June 30, 2015 and December 31, 2014 are summarized as follows:

	Fair Value	Total Unrealized Gains	Total Unrealized Losses
	(In Millions)
2015
Equity Securities	$433.8	$189.3	$0.1
Debt Securities	263.5	4.4	1.1
Total	$697.3	$193.7	$1.2

2014
Equity Securities	$424.5	$188.0	$—
Debt Securities	255.3	5.9	0.3
Total	$679.8	$193.9	$0.3

The amortized cost of debt securities was $264.6 million as of June 30, 2015 and $251 million as of December 31, 2014.  As of June 30, 2015, the debt securities have an average coupon rate of approximately 2.33%, an average duration of approximately 4.64 years, and an average maturity of approximately 6.19 years.  The equity securities are generally held in funds that are designed to approximate the return of the Standard & Poor’s 500 Index.  A relatively small percentage of the equity securities are held in funds intended to replicate the return of the Wilshire 4500 Index.

The fair value and gross unrealized losses of available-for-sale equity and debt securities, summarized by investment type and length of time that the securities have been in a continuous loss position, are as follows as of June 30, 2015:

	Equity Securities		Debt Securities
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Millions)
Less than 12 months	$1.8	$—	$74.9	$1.0
More than 12 months	—	0.1	1.5	0.1
Total	$1.8	$0.1	$76.4	$1.1

The fair value and gross unrealized losses of available-for-sale equity and debt securities, summarized by investment type and length of time that the securities have been in a continuous loss position, are as follows as of December 31, 2014:

	Equity Securities		Debt Securities
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Millions)
Less than 12 months	$0.1	$—	$51.6	$0.2
More than 12 months	—	—	6.5	0.1
Total	$0.1	$—	$58.1	$0.3

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The fair value of debt securities, summarized by contractual maturities, as of June 30, 2015 and December 31, 2014 are as follows:

	2015	2014
	(In Millions)
less than 1 year	$16.5	$33.5
1 year - 5 years	150.6	139.7
5 years - 10 years	69.3	53.5
10 years - 15 years	3.3	3.4
15 years - 20 years	1.6	3.2
20 years+	22.2	22.0
Total	$263.5	$255.3

During the three months ended June 30, 2015 and 2014, proceeds from the dispositions of securities amounted to $83.6 million and $101.3 million, respectively.  During the three months ended June 30, 2015 and 2014, gross gains of $0.4 million and $0.4 million, respectively, and gross losses of $0.04 million and $0.1 million, respectively, were reclassified out of other regulatory liabilities/assets into earnings.

During the six months ended June 30, 2015 and 2014, proceeds from the dispositions of securities amounted to $162 million and $231.6 million, respectively.  During the six months ended June 30, 2015 and 2014, gross gains of $0.8 million and $1.4 million, respectively, and gross losses of $0.1 million and $0.3 million, respectively, were reclassified out of other regulatory liabilities/assets into earnings.

Other-than-temporary impairments and unrealized gains and losses

Entergy, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, and System Energy evaluate unrealized losses at the end of each period to determine whether an other-than-temporary impairment has occurred.  The assessment of whether an investment in a debt security has suffered an other-than-temporary impairment is based on whether Entergy has the intent to sell or more likely than not will be required to sell the debt security before recovery of its amortized costs.  Further, if Entergy does not expect to recover the entire amortized cost basis of the debt security, an other-than-temporary impairment is considered to have occurred and it is measured by the present value of cash flows expected to be collected less the amortized cost basis (credit loss).  Entergy did not have any material other-than-temporary impairments relating to credit losses on debt securities for the three and six months ended June 30, 2015 and 2014.  The assessment of whether an investment in an equity security has suffered an other-than-temporary impairment continues to be based on a number of factors including, first, whether Entergy has the ability and intent to hold the investment to recover its value, the duration and severity of any losses, and, then, whether it is expected that the investment will recover its value within a reasonable period of time.  Entergy’s trusts are managed by third parties who operate in accordance with agreements that define investment guidelines and place restrictions on the purchases and sales of investments.  Entergy did not record material charges to other income in the three and six months ended June 30, 2015 and 2014, respectively, resulting from the recognition of the other-than-temporary impairment of certain equity securities held in its decommissioning trust funds.

NOTE 10.  INCOME TAXES (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy)

See “Income Tax Litigation”, “Income Tax Audits”, and “Other Tax Matters” in Note 3 to the financial statements in the Form 10-K for a discussion of income tax proceedings, income tax audits, and other income tax matters involving Entergy. Following is an update to that discussion.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

The IRS finalized tax and interest computations from the 2006-2007 audit in the first quarter 2015 that resulted in a reduction in Entergy's income tax expense of approximately $20 million, including decreases in income tax expense of approximately $4 million for Entergy Arkansas, $5 million for Entergy Gulf States Louisiana, $6 million for Entergy Louisiana, and $1 million for System Energy.

NOTE 11.  PROPERTY, PLANT, AND EQUIPMENT (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy)

Construction Expenditures in Accounts Payable

Construction expenditures included in accounts payable at June 30, 2015 are $145 million for Entergy, $13.8 million for Entergy Arkansas, $33.4 million for Entergy Gulf States Louisiana, $16.9 million for Entergy Louisiana, $1 million for Entergy Mississippi, $0.2 million for Entergy New Orleans, $13.5 million for Entergy Texas, and $15.4 million for System Energy.  Construction expenditures included in accounts payable at December 31, 2014 are $209 million for Entergy, $37.3 million for Entergy Arkansas, $23.4 million for Entergy Gulf States Louisiana, $48 million for Entergy Louisiana, $7.8 million for Entergy Mississippi, $0.9 million for Entergy New Orleans, $24.1 million for Entergy Texas, and $7.7 million for System Energy.

NOTE 12.  VARIABLE INTEREST ENTITIES (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy)

See Note 18 to the financial statements in the Form 10-K for a discussion of variable interest entities.  See Note 4 to the financial statements herein for details of the nuclear fuel companies’ credit facilities and commercial paper borrowings and long-term debt.

Entergy Louisiana and System Energy are each considered to hold a variable interest in the lessors from which they lease, respectively, undivided interests representing approximately 9.3% of the Waterford 3 and 11.5% of the Grand Gulf nuclear plants.  Entergy Louisiana and System Energy are the lessees under these arrangements, which are described in more detail in Note 10 to the financial statements in the Form 10-K. Entergy Louisiana made payments on its lease, including interest, of $21 million and $22.7 million in the six months ended June 30, 2015 and 2014, respectively. System Energy made payments on its lease, including interest, of $37.6 million and $51.6 million in the six months ended June 30, 2015 and 2014, respectively.

NOTE 13.  ASSET RETIREMENT OBLIGATIONS  (Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy)

See Note 9 to the financial statements in the Form 10-K for a discussion of asset retirement obligations.  Following are updates to that discussion.

In the second quarter 2015, Entergy Wholesale Commodities recorded a revision to its estimated decommissioning cost liability for a nuclear site as a result of a revised decommissioning cost study. The revised estimate resulted in a $77.6 million reduction in the decommissioning cost liability, along with a corresponding reduction in the related asset retirement cost asset.

Entergy Corporation and Subsidiaries
Notes to Financial Statements

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In the opinion of the management of Entergy Corporation, Entergy Arkansas, Entergy Gulf States Louisiana, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy, the accompanying unaudited financial statements contain all adjustments (consisting primarily of normal recurring accruals and reclassification of previously reported amounts to conform to current classifications) necessary for a fair statement of the results for the interim periods presented.  Entergy’s business is subject to seasonal fluctuations, however, with peak periods occurring typically during the first and third quarters.  The results for the interim periods presented should not be used as a basis for estimating results of operations for a full year.